                                                                   EXHIBIT T3E-3

                                                                        ORIGINAL

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                   )     Chapter 11
                                         )
TRENWICK AMERICA CORPORATION,            )
                                         )     Case No. 03-12635 (MFW)
                                         )
                   Debtor.               )

                     ORDER CONFIRMING PLAN OF REORGANIZATION
                     FOR TRENWICK AMERICA CORPORATION UNDER
                 CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED

            J.C. Waterfall; Phoenix Partners, L.P.; Phoenix Partners II, L.P.; Phaeton International (BVI) Ltd.; and Tejas Securities Group, Inc. 401(k) Plan and Trust FBO John J. Gorman (collectively, the "Plan Proponents"), having proposed and filed the Plan of Reorganization for Trenwick America Corporation Under Chapter 11 of the Bankruptcy Code, dated September 10, 2004, together with the Plan Supplement(1), dated October 8, 2004, as the same has been amended from time to time (each as modified by that certain Modification to Plan of Reorganization for Trenwick America Corporation Under Chapter 11 of the Bankruptcy Code, dated October 25, 2004 (Docket No. 739) and the Corrected Second Modification to Plan of Reorganization for Trenwick America Corp. Under Chapter II of the Bankruptcy Code, dated October 26, 2004 (Docket No. 748) (together, the "Modification"), and as so modified, the "Plan")(2), and the Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated September 10, 2004 (the "Disclosure Statement") having been approved by this Court, and duly transmitted to

---------------
(1) Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Plan.

(2) A copy of the Plan, conformed to incorporate the Modification, is annexed as Exhibit "A."

holders of Claims and Interests in compliance with the order of this Court, dated September 13, 2004 (the "Disclosure Statement Order"); (a) approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code; (b) establishing solicitation and tabulation procedures; (c) approving balloting agent; (d) approving the form and manner of notice; (e) scheduling a hearing on confirmation; and (f) granting related relief; and a hearing having been held before this Court on October 27, 2004 to consider confirmation of the Plan (the "Confirmation Hearing"); and due notice of the Confirmation Hearing having been given to holders of Claims against and Interests in the Debtor and other parties in interest, substantially in compliance with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules, as established by the certificates of service, mailing and publication filed with the Bankruptcy Court, as evidenced by the Affidavit of Service of Financial Balloting Group LLC, dated September 30, 2004 (Docket No. 690) and the Supplemental Affidavit of Service of Financial Balloting Group LLC, dated October 12, 2004 (Docket No. 709) (collectively, the "Solicitation Affidavits"), and the Affidavit Re: Publication in The Wall Street Journal (National Edition), dated October 22, 2004 (Docket No. 735) (the "Publication Certification"), and such notice being sufficient under the circumstances and no further notice being required; and based upon and after consideration of the proffer of the Affidavit of Morris D. Weiss in Support of Confirmation of the Plan of Reorganization for Trenwick America Corporation Under Chapter 11 of the Bankruptcy Code, dated October 25, 2004 (the "Weiss Affidavit") and the Certificate of Jane Sullivan with Respect to Tabulation of Votes on the Plan of Reorganization, sworn on October 21, 2004 (Docket No. 730), as supplemented by the Supplemental Certification of Jane Sullivan filed on October 26, 2004 (Docket No. 747).

(together, the "Voting Certification"); and the Court having considered any objections to confirmation of the Plan; and having reviewed and considered the entire record of the Confirmation Hearing, including the Plan, the Disclosure Statement, the Disclosure Statement Order, and all related documents; and the Court being familiar with the Plan and other relevant factors affecting the Chapter 11 Case; and the Court being fully familiar with, the entire record of the Chapter 11 Case since the commencement of the Chapter 11 Case on August 20, 2003 (the "Petition Date"); and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor;

            IT IS HEREBY FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED, AS
FOLLOWS:

                                  INTRODUCTION

            1 Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute this Court's findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

            2. Jurisdiction. The Court has jurisdiction over the Debtor's Chapter 11 Case and to confirm the Plan pursuant to 28 U.S.C. Section 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. Section 157(b) and the Court has jurisdiction to enter a final order with respect thereto. The Debtor is an eligible debtor under section 109 of the

Bankruptcy Code. Venue is proper before the Court pursuant to 28 U.S.C. Sections 1408 and 1409.

            3. Commencement of the Debtor's Chapter 11 Case. On the Petition Date, the above-captioned Debtor commenced a case under chapter 11 of the Bankruptcy Code.

            4. Solicitation and Notice. The Plan, Disclosure Statement, Disclosure Statement Order, notice of the Confirmation Hearing, an appropriate ballot (the "Ballots") for voting on the Plan and return envelope (if applicable), to the extent any person is entitled to vote, or a notice of non-voting status (in substantially the forms approved pursuant to the Disclosure Statement Order) (collectively, the "Solicitation Materials") were transmitted and served substantially in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. As described in, and as evidenced by Solicitation Affidavits and the Publication Certification, the transmittal and service of the Solicitation Materials and the publication of notice of the Confirmation Hearing was timely, adequate and sufficient under the circumstances.

            5. Notice. As is evidenced by the Solicitation Affidavits and the Publication Certification, all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice substantially in compliance with the Bankruptcy Code and the Bankruptcy Rules and consistent with the Disclosure Statement Order, and have had an opportunity to appear and to be heard with respect thereto. No other or further notice is required.

            6. Voting. Votes to accept or reject the Plan have been solicited and tabulated in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.

            7. Burden of Proof. The Plan Proponents have met their burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence.

            8. Notice of Plan Supplement Documents. Notice of the documents identified in the Plan Supplement (as the same was supplemented and amended) filed with the Court (as used herein, collectively, the "Plan Supplement") was good and sufficient under the circumstances and no other or further notice of such matters is or shall be required.

                            MODIFICATION TO THE PLAN

            9. The Plan complies with section 1127 of the Bankruptcy Code.

            10. On October 25 and 26, 2004, the Plan Proponents filed the Modification. The Modification does not materially adversely affect the treatment of any Class of Claims against or Interests in the Debtor under the Plan.

            11. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims against and Interests in the Debtor who voted to accept the Plan are hereby deemed to have accepted the Plan, as modified by the Modification. No holder of a Claim or Interest that has voted to accept the Plan has attempted to change its acceptance to a rejection as a consequence of the Modification.

            12. The filing with the Court of the Modification, the service of the same on the persons that have filed notices of appearance and requests for the service of papers under Rule 2002 of the Federal Rules of Bankruptcy Procedure, and the disclosure of the Modification on the record at the Confirmation Hearing constitute due and sufficient notice thereof.

                            CONFIRMATION OF THE PLAN

            13. Plan Compliance with the Bankruptcy Code (11 U.S.C. Section 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

            (a) Proper Classification (11 U.S.C. Sections 1122 and 1123(a)(1)). In addition to Administrative Expense Claims and Priority Tax Claims, which need not be classified, Article III of the Plan designates twelve Classes of Claims and Interests. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

            (b) Specified Unimpaired Classes (11 U.S.C. Section 1123(a)(2)).
Article V of the Plan specifies that Classes 1 and 2 are unimpaired under the Plan, thereby complying with section 1123(a)(2) of the Bankruptcy Code.

            (c) Specified Treatment of Impaired Classes (11 U.S.C. Section 1123(a)(3)). Article V of the Plan designates Classes 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 as impaired, and Sections 5.03 through 5.12 of the Plan specify the treatment of Claims and Interests in those Classes, thereby complying with section 1123(a)(3) of the Bankruptcy Code.

            (d) No Discrimination (11 U.S.C. Section 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code with the exception of Class 6, which provides, for administrative convenience in accordance with section 1122(b) of the Bankruptcy Code, that holders of Allowed CI Notes Claims of less than $1,000.00 shall receive, in full and final satisfaction of such Allowed Claims, Cash in an amount equal to such Allowed Claims.

            (e) Implementation of the Plan (11 U.S.C. Section 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, including
(i) the authorization of new securities, (ii) the cancellation of existing securities, (iii) the revesting of assets of the Debtor's Estate in New TAC, and
(iv) the authorization of the New Loan Agreement, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

            (f) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. Section 1123(a)(6)). Section 6.02 of the Plan provides that the New TAC Certificate of Formation and/or Limited Liability Agreement will, among other things, prohibit the issuance of nonvoting equity securities, thereby complying with section 1123(a)(6) of the Bankruptcy Code.

            (g) Designation of Managers and Officers (11 U.S.C. Section 1123(a)(7)). Section 6.01 of the Plan contains provisions with respect to the manner of selection of managers and officers of New TAC that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

            (h) Additional Plan Provisions (11 U.S.C. Section 1123(b)). The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

            (i) Bankruptcy Rule 3016(a). The Plan is dated and identifies the proponents, thereby satisfying Bankruptcy Rule 3016(a).

            14. Compliance with the Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code. Specifically, the Plan Proponents have complied in all material respects with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in tabulating the votes with respect to the Plan.

            15. Plan Proposed In Good Faith (11 U.S.C. Section 1129(a)(3)). The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby complying with section 1129(a)(3) of the Bankruptcy Code. The Plan Proponents' good faith is evident from the record of this Chapter 11 Case, including the hearing to approve the Disclosure Statement, the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Case. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor's Estate. The Plan was negotiated at arms' length among the Plan Proponents, the Creditors' Committee, the Debtor, MBIA, the LoC Bank Group and their respective professional advisors. Further, the indemnification, exculpation, release, and injunction provisions of the Plan have been negotiated in good faith and at arms' length with, among other persons, representatives of the Plan Proponents, the Creditors' Committee, the Debtor, MBIA, the LoC Bank Group and their respective advisors, are consistent with sections 105, 1123(b)(6) and 1129 of the Bankruptcy Code, and are each necessary to consummation of the Plan.

            16. Payment for Services or Cost and Expenses (11 U.S.C. Section 1129(a)(4)). All payments made or to be made from the Debtor's Estate to Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date for services or for costs and expenses in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, are subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

            17. Indenture Trustee Fees. Pursuant to Section 4.04 of the Plan, within ten (10) days after the Confirmation Date, each Indenture Trustee, agent or servicer shall be required to provide the Plan Proponents with copies of invoices reflecting its fees and expenses for review. In the event the parties cannot reach an agreement on the reasonableness of any requested amount, any disputed amount shall be determined upon application by the applicable Indenture Trustee, to the Bankruptcy Court subject to a "reasonableness" standard. All undisputed amounts shall be paid, pursuant to Sections 5.04, 5.05, and 5.09 of the Plan, as applicable. The Indenture Trustees shall retain all charging liens on distributions under the Plan until receipt of payment in Cash of the Indenture Trustees' fees and expenses, including the fees and disbursements of counsel as determined pursuant to Section 4.04 of the Plan. Notwithstanding the foregoing, to the extent any Indenture Trustee provides services related to distributions pursuant to the Plan, each Indenture Trustee shall be entitled to receive from New TAC, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services, with such payment made on terms as agreed to between such Indenture Trustee and New TAC; provided, however, that if a dispute arises with respect to such compensation and expenses, such dispute will be resolved by the Bankruptcy Court.

            18. MBIA Fees. Notwithstanding the provisions of Section 4.05 of the Plan, MBIA shall file an application requesting compensation for services and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code in accordance with Section 11.04 of the Plan.

            19. Plan Proponents Fees. Notwithstanding the provisions of Section
4.06 of the Plan, the Plan Proponents shall file an application requesting compensation for services and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code in accordance with Section 11.04 of the Plan.

            20. LoC Bank Group Fees. As part of the overall settlement embodied in the Plan and in accordance with the Letter of Intent, subject to the occurrence of the earlier of (i) the dismissal of the Chapter 11 Cases of TGL and LSH and (ii) the Effective Date, pursuant to Section 4.07 of the Plan, the LoC Bank Group shall be entitled to retain all sums advanced to the LoC Bank Group from non-Debtor funds prior to the Petition Date pursuant to the Letter of Intent on account of legal and other costs of the LoC Bank Group, including $2,500,000 incurred in relation to the transactions contemplated by the Letter of Intent after June 30, 2003.

            21. Directors, Officers, and Insiders (11 U.S.C. Section 1129(a)(5)). The Plan Proponents have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial managers and officers of New TAC after consummation of the Plan have been fully disclosed and the appointment to, or continuance in, such offices of such persons are consistent with the interests of holders of Claims against, and Interests in, the Debtor and with public policy. The identity of any insider that will be employed or retained by New TAC and the nature of such insider's compensation have also been fully disclosed.

            22. No Rate Changes (11 U.S.C. Section 1129(a)(6)). No governmental regulatory commission has jurisdiction, after confirmation of the Plan, over the rates of the Debtor. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable to the Plan.

            23. Best Interest of Creditors (11 U.S.C. Section 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation scenario described in Section VI.I of the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing: (a) are persuasive and credible; (b) have not been controverted by other evidence; and (c) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

            24. Acceptance by Certain Classes (11 U.S.C. Section 1129(a)(8)). Classes 1 and 2 are unimpaired Classes of Claims each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Classes 11 and 12 are impaired Classes of Claims or Interests, will not receive or retain any property under the Plan on account of such Claims or Interests and are conclusively presumed to have rejected the Plan in accordance with section 1126(f) of the Bankruptcy Code. As detailed in the Voting Certification, Classes 3, 4, 5, 6, 7, 9 and 10, which are Classes entitled to vote on the Plan, have voted to accept the Plan. Class 8, which is a Class entitled to vote on the Plan, has voted to reject the Plan. Although section 1129(a)(8) would not be satisfied with respect to the deemed rejecting and rejecting Classes identified above, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the deemed rejecting and rejecting Classes identified above.

            25. Treatment of Administrative Expense Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. Section 1129(a)(9)). The treatment of Administrative Expense Claims and Priority Tax Claims pursuant to Article IV of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code. The treatment of Priority Claims pursuant to Section 5.02 of the Plan satisfies the requirements of sections 1129(a)(9)(C) of the Bankruptcy Code.

            26. Acceptance by Impaired Classes (11 U.S.C. Section 1129(a)(10)). As detailed in the Voting Certification, Classes 3, 4, 6, 7 and 9 voted to accept the Plan by the requisite majority, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

            27. Feasibility (11 U.S.C. Section 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing, including the Weiss Affidavit:
(a) is persuasive and credible; (b) has not been controverted by other evidence; and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of New TAC, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

            28. Payment of Fees (11 U.S.C. Section 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid as may be required pursuant to
Section 4.03 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

            29. Continuation of Retiree Benefits (11 U.S.C. Section 1129(a)(13)). New TAC shall continue to pay all retiree benefits, if any, of the Debtor (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor has obligated itself to provide such benefits, provided, however, that New TAC reserves the right to modify any and all such plans, funds and programs in accordance with the terms thereof, thereby satisfying the requirements of section 1129(a)(13) of the Bankruptcy Code.

            30. Cram-Down (11 U.S.C. Section 1129(b)). The Plan does not discriminate unfairly against holders of Class 8, 11 and 12 Claims or Interests, and is fair and equitable with respect to the same. With respect to Class 8, holders of Allowed Convenience Claims will receive or retain on account of such claim property of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim. With respect to Classes 11 and 12, which are deemed to have rejected the Plan, no holder of any Claim or Interest that is junior to the Claims or Interests in such Classes will receive or retain any property on account of such junior Claim or Interest under the Plan. As such, despite rejection or deemed rejection of the Plan by holders of Class 8, 11 and 12 Claims or Interests, the Plan comports with the "cramdown" provisions of section 1129(b).

            31. Principal Purpose of the Plan (11 U.S.C. Section 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

            32. Good Faith Solicitation (11 U.S.C. Section 1125(e)). Based on the record in this Chapter 11 Case, the Debtor, the Plan Proponents, New TAC and the Released Parties have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Plan, including but not limited to, any action or inaction in connection with their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 7.09(a) of the Plan.

            33. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

            34. Assumption of Executory Contracts and Unexpired Leases. The Plan Proponents have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, rejection and the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan. The Weiss Affidavit, together with the projections set forth in the Disclosure Statement, provide sufficient evidence of New TAC's ability to provide adequate assurance of future performance.

            35. Conditions Precedent to Confirmation. Upon entry of this Order, the Plan Proponents have satisfied all conditions precedent to confirmation set forth in Section 9.01 of the Plan.

            36. Transfers by Debtor. The revesting, on the Effective Date, of the property of the Debtor's Estate: (a) will vest New TAC or its successors or assigns, as the case may be, with good title to such property, free and clear of all Claims and Interests, except as expressly provided in the Plan or this Order; and (b) will not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

            37. Releases, Injunctions and Exculpations. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunctions and releases set forth in Article VII of the Plan. In addition, section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Article VII of the Plan, when, as here, such provisions are essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confer material benefits on the Debtor's Estate, are fair and reasonable, and are in the best interests of the Debtor, its Estate, and holders of Claims and Interests. Based upon the record of the Chapter 11 Case and the evidence proffered at the Confirmation Hearing, the Court Finds that the injunction and releases set forth in Article VII of the Plan are consistent with the Bankruptcy Code and applicable law.

                                     DECREES

            NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

            38. Confirmation. The Plan is confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, the Plan and this Order. Any objections to confirmation of the Plan that have not been withdrawn are hereby overruled.

            39. Plan Classification Controlling. The classifications of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classification set forth on the Ballots tendered or returned by the Debtor's creditors and interest holders in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; and (c) shall not be binding on the Plan Proponents, New TAC, the creditors, or interest holders for purposes other than voting on the Plan.

            40. New Loan Agreement. The Plan Proponents have received a binding commitment for the New Loan Agreement and are in the process of negotiating the final forms of the New Revolver Facility and New Term Loan Facility and all related documents. The terms of the New Loan Agreement are approved, and, upon the occurrence of the Effective Date, the Debtor is authorized to pay the fees contemplated thereunder. Based upon the Weiss Affidavit, the terms and conditions of the New Loan Agreement have been and are being negotiated at arms length and in good faith. Pursuant to section 1142(b) of the Bankruptcy Code, New TAC is authorized, in conjunction with consummation of the Plan on the Effective Date, to (a) enter into the New Loan Agreement, (b) grant the liens and security interests and incur or guaranty the indebtedness contemplated thereby, and (c) issue, execute and deliver all documents and instruments and take all actions necessary to implement and effectuate borrowings under the New Loan Agreement. Any credit extended under the New Loan Agreement shall be deemed to have been extended in good faith, as that term is used in section 364(c) of the Bankruptcy Code.

            41. Cancellation of Existing Securities and Agreements. Pursuant to Sections 6.22 and 6.23 of the Plan, on the Effective Date, any document, agreement, or instrument evidencing any Claim or Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule, other than with respect to executory contracts and unexpired leases that have been assumed by New TAC, and the obligations of the Debtor pursuant to such documents, agreements, or instruments giving rise to or evidencing such Claims and Interests, as the case may be, shall be discharged.

            42. Distributions Under the Plan. All distributions under the Plan shall be made in accordance with Article VI of the Plan.

            43. Record Date for Distributions to Holders of Old Securities. On the Distribution Record Date, the transfer ledgers of the Indenture Trustees shall be closed, and there shall be no further changes in the record holders of the Old Securities. The Plan Proponents, the Debtor, New TAC and the Indenture Trustees, agents and servicers for such Old Securities shall have no obligation to recognize any transfer of such Old Securities occurring after the Distribution Record Date. The Plan Proponents, the Debtor, New TAC and the Indenture Trustees, agents and servicers for such Old Securities shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on such Distribution Record Date.

            44. Objections to Claims. After the Effective Date, New TAC shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Disputed Claims. New TAC shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made as soon as practicable, but in no event later than (i) one hundred-twenty (120) days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court, After the Effective Date, New TAC may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

            45. Assumption and Rejection. Article VIII of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365 of the Bankruptcy Code. Pursuant to Section 8.01 of the Plan as of the Effective Date, all executory contracts and unexpired leases of the Debtor shall be deemed rejected by the Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtor before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases" filed by the Plan Proponents as part of the Plan Supplement;
(c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of this Plan; and (d) any agreement, obligation, security interest, transaction or similar undertaking that the Plan Proponents believe is not executory or is not a lease, and which is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

            46. Bar Date for Rejection Damage Claims. Pursuant to Section 8.03 of the Plan, if the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor, New TAC, the Litigation Trust or the property of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Plan Proponents, and the Claims Agent, on or before the earlier of: (i) the later of the applicable Bar Date or within thirty (30) days after the date of service of notice of entry of an order of the Bankruptcy Court authorizing such rejection, including the Confirmation Order, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Bankruptcy Court, or (iii) such other period set by the Bankruptcy Court.

            47. Directors and Officers. Pursuant to Section 6.01 of the Plan, effective as of the Effective Date, the persons identified on the record at the Confirmation Hearing as the members of the board of managers of New TAC are hereby deemed elected and appointed to serve in accordance with the New TAC Limited Liability Company Agreement. The directors of the Debtor not continuing in office are hereby deemed removed effective upon the occurrence of the Effective Date. The persons identified on the record at the Confirmation Hearing as the officers of New TAC shall serve as the initial officers of New TAC on and after the Effective Date.

            48. New TAC Certificate of Formation and Limited Liability Agreement. Pursuant to Section 6.02 of the Plan, on the Effective Date, the New TAC Certificate of Formation and/or Limited Liability Company Agreement shall prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code (subject to further amendment of such certificate and agreement as permitted by applicable non-bankruptcy law).

            49. Authorization and Issuance of New Securities. The issuance of the New TAC Securities and the Trust Certificates by New TAC is authorized by the Plan without further act or deed by the Board of Directors, stockholders or officers of the Debtor or action under applicable law, regulation, order, or rule. All securities issued pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended, or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code, to the extent permitted thereby.

            50. Escrow of Unclaimed Property. Pursuant to Section 6.19(a) of the Plan, Unclaimed Property (and all Debt Payments, Trust Payments, distributions and other amounts paid thereon) shall be delivered promptly to New TAC. New TAC shall deposit such Unclaimed Property in an account: (for the benefit of the holders of Allowed Claims entitled thereto under the terms of this Plan). For a period of one year following the Effective Date, Unclaimed Property, including any interest, Debt Payments, Trust Payments, distributions on New TAC Interests, and other amounts paid thereon, shall be: (i) held in such account solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such account and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. New TAC shall pay, or cause to be paid, out of the funds held in such account, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such account. New TAC shall also file, or cause to be filed any tax or information return related to such accounts. All Cash held in such accounts shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant orders of the Bankruptcy Court for investments made by the Debtor during the Chapter 11 Case. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of New TAC.

      51. Distribution of Unclaimed Property. Pursuant to Section 6.19(b) of the Plan, at the end of one year following the relevant Distribution Date, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto (collectively, such holders are referred to herein as the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder shall then be distributed to New TAC and thereafter distributed in accordance with the Plan; provided however, that any Trust Certificates constituting Unclaimed Property shall be distributed to the Litigation Trustee(s) and thereafter distributed in accordance with the Plan. Unclaimed Property in the form of Cash shall be distributed by New TAC on the next Quarterly Distribution Date to those parties entitled to the Free Cash Flow on such Quarterly Distribution Date. Securities that are Unclaimed Property shall be cancelled.

      52. Discharge of Claims and Termination of Interests. Pursuant to Section
7.05 of the Plan, and subject to the occurrence of the Effective Date except as otherwise provided in the Plan or this Order, and subject to section 1141(d)(1) of the

Bankruptcy Code, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in the Debtor, its assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtor shall be effective as to each Claim or Interest, regardless of whether a Proof of Claim or Interest therefore was filed, whether the Claim is an Allowed Claim, or whether the holder thereof voted to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtor or New TAC formerly obligated with respect to such Claim or Interest, or against the Debtor's or New TAC's assets or properties, any other or further Claim or interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

      53. Discharge injunction. Pursuant to Section 7.05 of the Plan, except as otherwise provided in the Plan or this Order, as of the Effective Date, all entities that hold a claim that is discharged pursuant to the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtor, New TAC, the Disputed Claims Reserve Account, the New TAC Bank Group Escrow, the Litigation Trust or any Released Party; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, New TAC, the Disputed Claims Reserve Account, the New TAC Bank Group Escrow or any Released Party or any of their respective assets;

(3) creating, perfecting or enforcing any lien or encumbrance against the Debtor, New TAC, the Disputed Claims Reserve Account, the New TAC Bank Group Escrow or any Released Party (4) asserting a right of offset or subrogation of any kind against any obligation due to the Debtor, New TAC, the Disputed Claims Account, the New TAC Bank Group Escrow, the Litigation Trust or any Released Party; and (5) commencing or continuing any action that does not comply with or is inconsistent with the Plan; provided, however, nothing in this paragraph shall affect the rights of the LoC Bank Group to commence any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of, or in respect of any, claim, debt, right or cause of action that the LoC Bank Group may have in connection with the Credit Documents or otherwise against any party other than the Debtor or New TAC.

      54. Releases. In accordance with Section 7.07 of the Plan, the following releases are hereby approved:

            a. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the LoC Bank Released Parties from all Specified LoC Bank Released Claims, and shall be deemed to also release the JPMorgan Released Parties from all Specified Additional JPMorgan Released Claims.

            b. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the Committee Released Patties from all Specified Committee Released Claims.

            c. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the Senior Noteholders Released Parties from all Specified Senior Noteholders Released Claims.

            d. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the Trust Preferreds Released Parties from all Specified Trust Preferreds Released Claims.

            e. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the Magicsunny Released Parties from the Specified Magicsunny Released Claims.

            f. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the HSBC Released parties from all Specified HSBC Released Claims.

            g. On the Effective Date, the Estate, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor voting to accept the Plan, shall be deemed to release the Wilmington Released Parties from all Specified Wilmington Released Claims.

      Notwithstanding anything to the contrary in the Plan or this Order, (i) in no event shall any of the releases provided in the Plan or this Order extend to any of the Persons Excluded from Releases, (ii) any releases provided in the Plan or this Order shall not extend to any capacity other than that described in the Plan or this Order, (iii) any releases provided in the Plan or this Order shall not extend to matters or claims other than those described in the Plan or this Order, (iv) any and all releases provided in the Plan or this Order shall be subject to the limitations set forthin the Plan or this Order, and (v) any and all releases provided in the Plan or this Order shall not extend to future acts, omissions or events that post-date the Effective Date; provided further that the Debtor, New TAG, the Litigation Trust, and the Litigation Trustee(s) shall not relinquish or waive the right to assert any of the claims or rights released as a legal or equitable defense or right, offset or recoupment against claims of the LoC Bank Group in excess of the settlement amount provided for in the Plan, and/or against claims of one or more of the Released Parties asserted against the Debtor, New TAG, the Litigation Trust, or Litigation Trustee(s); provided further that the Debtor, New TAG, the Litigation Trust, and the Litigation Trustee(s) shall not relinquish or waive their rights of subrogation.

      55. Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of this Court, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      56. Exculpation. The Plan Proponents, the Debtor, New TAC and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Interest for any act or omission in connection with, or arising out of, the formulation, negotiation, preparation, dissemination, implementation, confirmation or consummation of the Chapter 11 Case, the Plan, the Disclosure Statement, and the other agreements or documents created or entered into, or any other action taken or omitted to be taken in connection with or related to the Plan, including but not limited to the Letter of Intent, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such released parties from liability.

      57. Establishment of Litigation Trust and Retention of Causes of Action. As of the Effective Date, the Litigation Trust Assets, which include the Causes of Action, will automatically vest in and be retained by the Litigation Trust for the benefit of the Estate. The Litigation Trust and Litigation Trustee(s) shall obtain the benefit of any tolling provisions and/or extensions (including those pertaining the time period within which an action or proceeding may be commenced) that would have been available to the Estate, the Debtor or any other Estate representative prior to the Confirmation Date or that would have been available to the Estate, the Debtor or any other Estate representative prior to the Effective Date, including, without limitation, those set forth in sections 108, 546, 549 and 550 of the Bankruptcy Code. It is in the best interest of the Estate that the Causes of Action, including, but not limited to avoidance actions, are retained by the Litigation Trust. Holders of Allowed Claims will directly and indirectly benefit from any recoveries that the Litigation Trust and Litigation Trustee(s) receive from the post-confirmation pursuit of any Causes of Action.

      58. Retention of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, without the necessity of further action or Court order, the Litigation Trust and its Litigation Trustee(s) are appointed to serve as representatives and fiduciaries of the Estate and shall retain and may (but are not required to) enforce all Causes of Action except to the extent, and only to the extent, that any such Causes of Action are explicitly released pursuant to Section 7.07 of this Plan. Pursuant to the terms hereof, the Litigation Trustee(s), in their sole and absolute discretion, will determine whether to bring, settle, release, compromise or enforce the Causes of Action (or decline to do any of the foregoing) and will not be required to seek further approval of the Bankruptcy Court for such action.

      59. No Causes of Action or Objections Are Precluded by Res Judicata or Similar Doctrines. The failure to identify in the Disclosure Statement or Plan any potential or existing Causes of Action or any objection to any Claim generally or specifically does not limit the rights to pursue any such Cause of Action or objection. Unless a Cause of Action or objection is expressly waived, relinquished, released, compromised or settled in the Plan, all Causes of Action and objections to Claims are reserved for later adjudication and, as a result, no preclusion doctrine, including without limitation the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action or objections as a result of confirmation of the Plan.

      60. Retention of Jurisdiction. This Court may properly, and upon the Effective Date shall, retain jurisdiction over the matters arising in, and under, and related to, the Chapter 11 Case, as set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

      61. Governmental Approvals Not Required. Except as provided in Sections
6.31 and 6.32 of the Plan and the ongoing regulation of the Debtor by any applicable regulatory bodies, including but not limited to the Connecticut Department of Insurance and the New York State Insurance Department, this Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

      62. General Authorizations. Each of the Debtor and New TAC is authorized and directed pursuant to section 1142(b) of the Bankruptcy Code and section 303 of Delaware General Corporate Law to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan. The Debtor and New TAC and their respective directors, officers, agents, and attorneys, are authorized, directed and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement, as modified, amended, and supplemented and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, and to take any or all corporate actions authorized to be taken pursuant to the Plan, including, without limitation, any release, amendment, or restatement of any bylaws, certificates of incorporation, or other organization documents of the Debtor, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Bankruptcy Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

      63. Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtor and their respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under this Plan and whether or not such holder has accepted the Plan.

      64. Post-Confirmation, Pre-Effective Date Operations. Subsequent to the Confirmation Date, but prior to the Effective Date, the Debtor shall continue to operate its business in the ordinary course in accordance with the Bankruptcy Code and any applicable Bankruptcy Court orders affecting the same, and including the Operating Guidelines filed with the Plan Supplement, subject to regulatory approval of such Operating Guidelines.

      65. Cancellation of Old Common Stock. As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, TAC or New TAC, each share of Old Common Stock issued and outstanding or held in treasury shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock shall not be required to surrender such stock to the Debtor.

      66. Creditors' Committee Standing to Pursue Trenwick (Barbados) Objection. The Debtor has stipulated and it is hereby ordered that the Creditors'

Committee has the requisite authority and standing to pursue and file on behalf of the Estate and its creditors objections to any claim asserted by Trenwick (Barbados) against the Debtor in the Chapter 11 Case and to pursue and file any colorable avoidance, fraudulent transfer, preference, subordination, set-off or other claims that might exist against Trenwick (Barbados) up to the Effective Date, including, without limitation, any claims pursuant to sections 105, 510, 544, 547, 548 and 550 of the Bankruptcy Code and any set-off claims. In this regard, the Creditors' Committee shall have all rights and powers with respect to the pursuit or filing of any claims or objections against Trenwick (Barbados) that the Debtor would have with respect to the pursuit of such claims or objections. Further, the Creditors' Committee shall obtain the benefit of any tolling provisions and/or extensions (including those pertaining the time period within which an action or proceeding may be commenced) with respect to claims or objections against Trenwick (Barbados) that would have been available to the Estate, the Debtor or any other Estate representative prior to the Confirmation Date or that would have been available to the Estate, the Debtor or any other Estate representative prior to the Effective Date, including, without limitation, those set forth in sections 108, 546, 549 and 550 of the Bankruptcy Code. Upon the Effective Date, the Litigation Trust and Litigation Trustee(s) shall automatically become the real parties in interest with respect to any such objections or claims and shall, without further action, be deemed to be substituted for the Creditors' Committee in any objections or claims pending against Trenwick (Barbados) as of the Effective Date.

      67. Exemption from Certain Taxes. To the fullest extent allowable by section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax or similar tax.

      68. Dissolution of Creditors' Committee. Pursuant to Section 11.03 of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case, and the retention and employment of the Professionals retained by the Creditors' Committee shall terminate except as otherwise expressly authorized pursuant to the Plan.

      69. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Plan Proponents at the Confirmation Hearing or announced on the record thereat (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by New TAC, are authorized and approved when they are finalized, executed and delivered. Without further order or authorization of this Court, the Plan Proponents are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan. Execution versions of the documents comprising the Plan Supplement shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all liens and security interests purported to be created thereby.

      70. Administrative Bar Date. Except as provided below in Section 11.04(b) for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 4.01 for liabilities incurred by the Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 45 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtor, New TAC or their respective properties.

      71. Final Fee Applications. Pursuant to Section 11.04 of the Plan, all Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 90 days after the Effective Date. All compensation and reimbursement of expenses Allowed by the Bankruptcy Court shall be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtor (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall provide the Plan Proponents with a statement, by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Effective Date.

      72. Post Confirmation, Pre-Effective Date Fee Applications. Subsequent to the Confirmation Date, but prior to the Effective Date, all Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 330 and 331 of the Bankruptcy Code for services rendered before the Effective Date shall continue to be paid in accordance with this Court's August 25, 2003, Administrative Order Pursuant to 11 U.S.C. Sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals (the "Administrative Order") (Docket No. 30).

      73. De Minimis Distributions. Notwithstanding anything to the contrary in the Plan, if the amount of Cash to be distributed to the holder of an Allowed Claim in Classes 3, 4, 5, 6, 7, 9 or 10, as a Debt Payment, Trust Payment or a distribution on account of a New TAC Security or Trust Certificate, as the case may be, is less than $50.00, New TAC or the Litigation Trustee(s) as the case may be, may hold the Cash distributions to be made to such holder until the aggregate amount of Cash to be distributed to such holder is in an amount equal to or greater than $50.00 if New TAC or the Litigation Trustee(s) determine that the cost to distribute such Cash is unreasonable in light of the amount of Cash to be distributed. Notwithstanding the preceding sentence, if the amount of Cash distribution to such holder never aggregates to more than $50.00, then on the final Distribution Date, New TAC and the Litigation Trustee(s) may distribute such Cash to the holder entitled thereto.

      74. Notice of Entry of Confirmation Order. The Plan Proponents shall service notice of entry of this Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all creditors and interest holders, the United States Trustee, and other parties in interest, by causing notice of entry of this Order (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid, within ten (10) business days after entry of this Order. Such notice is adequate under the particular circumstances and no other or further notice is necessary.

      75. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.01(b) of the Plan have been satisfied or waived pursuant to Section 9.02 of the Plan.

      76. Notice of Effective Date. On or before five (5) Business Days after the occurrence of the Effective Date, New TAC shall file notice of the occurrence of the Effective Date and shall serve a copy of same on all creditors, interest holders, and other parties in interest identified in the Schedules and the persons that have filed notices of appearance and requests for the service of papers under Bankruptcy Rule 2002.

      77. Substantial Consummation. On the Effective Date, the Plan shall have been deemed to be substantially consummated pursuant to sections 1101 and 1127 of the Bankruptcy Code.

      78. Reversal. The provisions of the Plan are incorporated by reference herein. If any of the provisions of this Order are hereafter reversed, modified or vacated by a subsequent order of the Bankruptcy Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under, or in connection with, the Plan prior to receipt of written notice of such order by the

Plan Proponents. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order, the Plan, all documents relating to the Plan and any amendments or modifications to any of the foregoing.

      79. Conflicts Between Order and Plan. In the event of any inconsistency between the Plan, or any agreement, instrument or document intended to implement the Plan, and this Order, the provisions or this Order shall govern and shall supersede any such document or order of this Court issued prior to the Effective Date. The provisions of this Order are integrated with each other and are non-severable and mutually dependent. The failure specifically to include or reference any particular provision of the Plan or any related agreement in this Order shall not diminish or impair the efficacy of such provision or such related agreements, it being understood that it is the intent of this Court that the Plan be confirmed and such related agreements be approved in their entirety.

      80. This Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: Wilmington, Delaware
       October 27, 2004

                                        /s/ Mary F. Walrath
                                        -------------------------------------
                                        Honorable Mary F. Walrath
                                        Chief United States Bankruptcy Judge

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                              )    Chapter 11
                                    )
TRENWICK AMERICA CORPORATION,       )
                                    )    Case No. 03-12635 (MFW)
             Debtor.                )
                                    )

                      SECOND AMENDED PLAN OF REORGANIZATION
                        FOR TRENWICK AMERICA CORPORATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                             DATED: OCTOBER 26, 2004

WEIL, GOTSHAL & MANGES LLP               THE BAYARD FIRM
200 CRESCENT COURT, SUITE 300            222 DELAWARE AVENUE, SUITE 900
DALLAS, TEXAS 75201                      P.O. BOX 25130
(214) 746-7700                           WILMINGTON, DELAWARE  19899
                                         (302) 655-5000

                        ATTORNEYS FOR THE PLAN PROPONENTS

      J.C. Waterfall, Phoenix Partners, L.P., Phoenix Partners, II, L.P., Phaeton International (BVI) Ltd., and Tejas Securities Group, Inc. 401k Plan and Trust FBO John J. Gorman, (collectively, the "Plan Proponents") hereby propose the following Chapter 11 plan of reorganization for Trenwick America Corporation (the "Debtor" or "TAC") pursuant to section 1121(c) of title 11 of the United States Code.

                                   ARTICLE I.

              DEFINITIONS, RULES OF INTERPRETATION AND CONSTRUCTION

      A. Definitions. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

      Section 1.01. Accredited Investor means any of the Standby Purchasers or any holder of an Allowed Trust Preferreds Claim that is an "accredited investor" as defined under Securities and Exchange Commission Regulation D.

      Section 1.02. Administrative Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(1) and 507(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estate, any actual and necessary costs and expenses of operating the Debtor's business, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendering of services, all compensation and reimbursement of expenses to the extent awarded by the Bankruptcy Court under sections 330, 331 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estate under section 1930 of chapter 123 of title 28 of the United States Code.

      Section 1.03. Affiliate means a Person who directly or indirectly controls, or is controlled, or is under the common control with, the Person specified: a Person is deemed to control another Person if such Person possesses the power to either directly or indirectly (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, or Persons of similar functions of the Person specified or (ii) direct or cause to direct the management policies of the Person specified, by contract or otherwise.

      Section 1.04. Allowed means, with reference to any Claim or Interest, any Claim against, or Interest in, the Debtor (a) which (i) has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim or Interest has been filed, and (ii) is not otherwise a Disputed Claim,
(b) that is specifically allowed under the Plan, (c) (i) for which a Proof of Claim or request for payment of Administrative Claim has been filed by the applicable Bar Date or otherwise deemed filed under applicable law and (ii) is not a Disputed Claim or (d) any Claim or Interest the amount or existence of which, if Disputed, (i) has been determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been allowed by Final Order of the Bankruptcy Court; provided, however, that any Claims or Interests allowed solely for the purpose of voting to accept the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed" hereunder.

      Section 1.05. Applicable Share means, (a) on any Quarterly Distribution Date in respect of each New Senior Subordinated Note or the Senior Litigation Trust Certificates, the Pro Rata Amount of the Debt Payment or Trust Payment due or payable on such Quarterly Distribution Date and (b) on each Quarterly Distribution Date after the New Senior Subordinated Notes have been paid in full, (i) in respect of each New Series A Junior Subordinated Note or the Junior Litigation Trust Certificates, the Pro Rata Amount of the Subordinated Note InsCorp Percentage divided by 1.10 of the Debt Payment or Trust Payment due or payable on such Quarterly Distribution Date, and (ii) in respect of each New Series B Junior Subordinated Note or the Junior Litigation Trust Certificates, the Pro Rata Amount of the Subordinated Note Series B Percentage divided by 1.10 of the Debt Payment or Trust Payment due on such Quarterly Distribution Date.

      Section 1.06. Assets means all assets of the Estate of any nature whatsoever, including, without limitation, all property of the Estate pursuant to Section 541 of the Bankruptcy Code, Cash, Causes of Action, tax refunds, claims of right, interests and property, real and personal, tangible and intangible.

      Section 1.07. Available Cash means all funds received by New TAC from: (a) dividends paid by TARCO; (b) payments received from TASCO; (c) distributions from LaSalle UK in respect of the LaSalle UK Notes; (d) the Litigation Trust and
(e) any other source; minus Cash or other reserves necessary for New TAC to (i) conduct its operations and business; (ii) comply with applicable law, including any stay order issued by any appropriate governmental body prohibiting the distribution of Cash, and (iii) prosecute or defend against any lawsuit to the extent reasonably necessary; provided, however, that to the extent the Litigation Trust is not formed pursuant to the Plan, MBIA and the Plan Proponents shall agree upon the amount of funds that shall be expended under subsection (iii) with respect to the Causes of Action.

      Section 1.08. Available Unclaimed Property means Unclaimed Property that is unclaimed on the first anniversary of the date of distribution of such property (together with any interest thereon and proceeds thereof).

      Section 1.09. Ballot means the ballot distributed to a holder of a Claim on which ballot such holder of a Claim may, inter alia, vote for or against the Plan.

      Section 1.10. Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended and codified at title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

      Section 1.11. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case.

      Section 1.12. Bankruptcy Rules means collectively the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, made applicable through the Federal Rules of Bankruptcy Procedure, and the Local Rules of the Bankruptcy Court.

      Section 1.13. Bar Date means such dates fixed by Final Orders of the Bankruptcy Court by which Proofs of Claim, Proofs of Interest, or requests for allowance of Administrative Claims must be Filed.

      Section 1.14. Business Day means any day except a Saturday, Sunday, or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

      Section 1.15. Cash means cash and cash equivalents in U.S. dollars.

      Section 1.16. Causes of Action means any and all claims, suits, rights, actions, causes of action, recoveries, and judgments that could have been brought by or on behalf of the Estate or Debtor in Possession arising before, on or after the Petition Date, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity or any theory of law liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether filed or initiated prior to the Confirmation Date or the Effective Date or afterward, including, but not limited to (i) those referred to or described in the Disclosure Statement, including without limitation, those referred to or described in Section IV.C. of the Disclosure Statement, (ii) those that belonged to the Debtor prior to the Petition Date, (iii) those on behalf of the Estate's creditors, (iv) those the Estate or Debtor in Possession may have against any Person arising under chapter 5 of the Bankruptcy Code, or any similar provision of state law or any other law, rule regulation, decree, order, statute or otherwise, (v) those claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom that may be assigned by the holders thereof to the Estate, Debtor in Possession or the Litigation Trust, (vi) derivative creditor and shareholder claims and (vii) right of setoff or recoupment, and claims on contracts or breaches of duty imposed by law; provided, however, that Causes of Action shall exclude suits, claims, rights and causes of action subject to release or exculpation pursuant to Article VII of the Plan.

      Section 1.17. CCM1 means a corporate capital member formed by Magicsunny to support underwriting for 2004 and subsequent years of account.

      Section 1.18. Chapter 11 Case means case number 03-12635 (MFW) commenced by the Debtor under Chapter 11 of the Bankruptcy Code on the Petition Date in the Bankruptcy Court, and styled In re Trenwick America Corporation.

      Section 1.19. CI Notes means the 8.00% Contingent Interest Notes Due June 30, 2006, as amended, supplemented or otherwise modified from time to time, issued on December 1, 1995 by Piedmont Management Company, Inc., predecessor-in-interest to Chartwell Re Corporation, predecessor-in-interest to TGI, and assumed by the Debtor in August 2000.

      Section 1.20. CI Notes Claim means the claims arising under the CI Notes.

      Section 1.21. CI Notes Indenture means that certain Indenture, dated as of December 1, 1995, relating to the CI Notes, as amended, modified or supplemented from time to time.

      Section 1.22. CI Notes Indenture Trustee means U.S. Bank, N.A. as successor Indenture Trustee, and any successor indenture trustee thereto under the CI Notes Indenture.

      Section 1.22A. CI Notes Indenture Trustee Fee means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees and disbursements, incurred by the CI Notes Indenture Trustee.

      Section 1.23. Claim means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against the Debtor.

      Section 1.24. Claims Agent means CPT Group, Inc. or such successor as New TAC may designate.

      Section 1.25. Class means a group of Claims or Interests as classified in
Article III under the Plan.

      Section 1.26. Class [ ] Claim means a Claim in the particular Class of Claims identified and described in Article III of the Plan.

      Section 1.27. Collateral means any property or interest in property of the Estate that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

      Section 1.28. Committee Released Parties means the Creditor's Committee and each of its members (but only in their capacity as such) and each of their respective officers, directors, principals, employees, representatives, agents, or consultants, including any professionals retained by the Creditor's Committee or any of its members (but only in their respective capacities as such).

      Section 1.29. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

      Section 1.30. Confirmation Hearing means the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan.

      Section 1.31. Confirmation Order means the order, entered by the Clerk of the Bankruptcy Court, confirming the Plan in accordance with the provisions of the Bankruptcy Code.

      Section 1.32. Convenience Claim means any Claim, which would otherwise be a General Unsecured Claim, against the Debtor that (i) is Allowed in an amount of $500.00 or less, or (ii) is Allowed in an amount greater than $500.00, but which is reduced pursuant to Section 6.34 of the Plan to an amount of $500.00 or less.

      Section 1.33. Credit Documents means collectively, without duplication,
(i) the Credit Agreement, dated as of November 24, 1999, among TGI, and the lenders party thereto, as amended, modified, supplemented or replaced from time to time, (ii) the Credit Agreement dated as of November 24, 1999 and Amended and Restated as of September 27, 2000, among TAC, Trenwick Holdings Limited and the lenders party thereto, as amended, modified, supplemented or replaced from time to time, (iii) the Amending and Restating Agreement Relating to the Credit Agreement, dated December 8, 2003, among Magicsunny, the lenders and other parties thereto, as amended, modified, supplemented or replaced from time to time, (iv) the Facilities

Agreement, dated December 8, 2003, among Magicsunny, the lenders and other parties thereto, as amended, modified, supplemented or replaced from time to time, and (v) in each case, any of the documents or instruments related thereto, including without limitation, TAC's guaranty, any other guaranties, security agreements, pledge agreements and amendments, other modifications or replacements thereto executed from time to time in connection therewith.

      Section 1.34. Creditors' Committee means the official committee of unsecured creditors appointed on September 4, 2003, subsequently reconstituted on January 6, 2004, in the Chapter 11 Case.

      Section 1.35. Debt Payment means a payment made from Free Cash Flow by New TAC on the New TAC Debt Securities under the Plan.

      Section 1.36. Debtor shall have the meaning ascribed in the introductory paragraph hereof.

      Section 1.37. Debtors shall mean, collectively, TAC, TGL and LSH.

      Section 1.38. Debtor in Possession means the Debtor in its capacity as debtor in possession in the Chapter 11 Case pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

      Section 1.39. Disallowed means the extent to which a Disputed Claim is not Allowed whether by Final Order of the Bankruptcy Court, by agreement of the parties or otherwise.

      Section 1.40. Disclosure Statement means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, and as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

      Section 1.41. Disputed means any Claim, or Interest, or any portion thereof, that is not an Allowed Claim or Allowed Interest, including, but not limited to, Claims or Interests (a)(i) that have not been Scheduled by the Debtor, or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, or (b) that are the subject of a Proof of Claim that differs in nature, amount or priority from the Debtor's Schedules, and (c) in either case, the allowance or disallowance of which are not the subject of a Final Order.

      Section 1.42. Disputed Claims Reserve Account means an account established for the payment of Disputed Claims that become Allowed Claims after the Effective Date, and which shall hold Cash, New TAC Debt Securities and New TAC Interests in trust for the benefit of the holders of Disputed Claims that become Allowed Claims, and shall not constitute property of the Debtor's Estate or New TAC.

      Section 1.43. Distribution Address means the address set forth in the relevant Proof of Claim, as such address may have been updated pursuant to Bankruptcy Rule 2002(g). If no Proof of Claim is Filed in respect of a particular Claim, such defined term means the address set forth in the Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g).

      Section 1.44. Distribution Date means any date on which a Distribution is made, including, without limitation, the Initial Distribution Date or a Quarterly Distribution Date.

      Section 1.45. Distribution Record Date means one Business Day prior to the Distribution Date.

      Section 1.46. Effective Date means the earlier to occur of: (i) the Business Day selected by the Plan Proponents to occur as soon as practicable following the date that all of the conditions to the occurrence of the effective date of the Plan set forth in Section 9.01 herein, have been satisfied or waived and (ii) January 31, 2005, as the same may be extended in the Plan Proponents' sole discretion.

      Section 1.47. Escrow Excess Amount means the amount, if any, that the Cash in the New TAC Bank Group Escrow exceeds the LoC Bank Group's Maximum TAC Claim.

      Section 1.48. Estate means the estate of TAC in its Chapter 11 Case created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

      Section 1.49. Exhibit means an exhibit to either this Plan or the Disclosure Statement, including the Plan Supplement.

      Section 1.50. Face Amount means (a) with respect to any Claim for which a Proof of Claim is Filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; and/or (ii) any other amount estimated by the Bankruptcy Court in accordance with section 502(c) of the Bankruptcy Code and the relevant provisions of this Plan; (b) if no Proof of Claim is Filed and such Claim is scheduled in the Debtor's Schedules, the amount of the Claim scheduled as undisputed, fixed and liquidated; or (c) with respect to the New TAC Debt Securities, the principal amount of the New TAC Debt Security as issued by New TAC.

      Section 1.51. File or Filed means filed with the Bankruptcy Court in the Chapter 11 Case and, with respect to Proofs of Claim, with the Claims Agent in accordance with an order of the court.

      Section 1.52. Final Claims Resolution Date means the date on which all Disputed Claims have been resolved, either by consent, order of the Bankruptcy Court or otherwise.

      Section 1.53. Final LoC Claim Date means, with respect to all of the LoCs Outstanding, the first date upon which all such LoCs Outstanding (i) have been drawn, (ii) expired or (iii) are released.

      Section 1.54. Final Order means an order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, move for reargument, or rehearing shall have been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or motion for reargument or rehearing shall have expired.

      Section 1.55. Free Cash Flow means Available Cash of New TAC from and after the full indefeasible payment of the New Term Loan Facility and the New Revolver in Cash.

      Section 1.56. General Unsecured Claim means an unsecured Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Claim, an LoC Bank Group Claim, a Senior Notes Claim, a CI Notes Claim, an InsCorp Claim, a Section 510(b) Claim, an Other Intercompany Claim or a Trust Preferreds Claim.

      Section 1.57. HSBC means HSBC Bank USA, as one or more trustees under the Trust Preferreds Agreements.

      Section 1.58. HSBC Released Parties means HSBC and its successors, assigns and Affiliates and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such).

      Section 1.59. Indenture Trustees means collectively, the Senior Notes Indenture Trustee, the CI Notes Indenture Trustee and the Trust Preferreds Indenture Trustee.

      Section 1.60. Initial Distribution means that distribution to holders of Allowed Claims as provided for in Sections 6.10, 6.11, 6.12 and 6.15 of the Plan.

      Section 1.61. Initial Distribution Date means the first Business Day following the Effective Date or as soon as practicable thereafter, but in no event later than 30 days following the Effective Date.

      Section 1.62. Initial Trust Funding Amount means the net proceeds of the New Term Loan Facility and the New Revolver Facility to be transferred to the Litigation Trust on the Effective Date, which funds shall be sufficient to fund costs of the Litigation Trust in the discretion of the Plan Proponents which are permitted under the Litigation Trust Agreement.

      Section 1.63. InsCorp means the Insurance Corporation of New York, a New York insurance company, which is the wholly owned direct subsidiary of TARCO.

      Section 1.64. InsCorp Claim means the Prepetition Claim of the Debtor's Affiliate, InsCorp.

      Section 1.65. Insider shall have the meaning ascribed to it in section 101 of the Bankruptcy Code.

      Section 1.66. Intercreditor Agreement shall mean that certain agreement between and among certain holders of the New TAC Interests and the New TAC Debt Securities, a copy of which will be included in the Plan Supplement.

      Section 1.67. Interest means any (a) share in a corporation, whether or not transferable or denominated "stock," or similar security; (b) membership interest in a limited liability company; (c) interest of a limited partner in a limited partnership; (d) warrant or right, other than a right to convert, to purchase, sell or subscribe to a share, security or interest of a kind specified in subparagraphs (a), (b) and
(c) of this paragraph; or (e) interest of a general partner in a limited or general partnership.

      Section 1.68. IRS means the Internal Revenue Service.

      Section 1.69. JP Morgan Chase Released Parties means JPMorgan Chase Bank and its predecessors, successors, assigns, and Affiliates and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such).

      Section 1.70. Junior Litigation Trust Certificates means the Litigation Trust Certificates issued in conjunction with the New Junior Subordinated Notes.

      Section 1.71. LaSalle Re means LaSalle Re Limited, a licensed Bermuda insurance company and a direct subsidiary of LSH.

      Section 1.72. LaSalle UK means LaSalle (UK) Ltd., a Bermuda company that is a U.K. tax resident and is a direct subsidiary of LaSalle Re.

      Section 1.73. LaSalle UK Notes means those certain subordinated promissory notes, due January 1, 2010, issued by LaSalle UK to TAC in the aggregate principal amount of $59,984,339.00.

      Section 1.74. Letter of Credit Facility means the facilities under the Credit Documents pursuant to which letters of credit were or are to be issued.

      Section 1.75. Letter of Intent shall mean that certain letter of intent entered into on August 6, 2003, between the signatories thereto, including TAC; the Senior Noteholders; the Steering Committee of the LoC Bank Group on behalf of the LoC Banks; and Magicsunny, contemplating proposed long-term restructuring of TAC's debt obligations, as the same was modified on May 17, 2004 by agreement of Steering Committee of the LoC Bank Group on behalf of the LoC Banks; J.C. Waterfall; Phoenix Partners, L.P.; Phoenix Partners II, L.P.; Phaeton International (BVI), Ltd.; Tejas Securities Group Inc. 401k Plan and Trust FBO John J. Gorman, and MBIA Insurance Corporation (together with any exhibits thereto, including but not limited to the term sheet), which is attached hereto as Exhibit "A".

      Section 1.76. Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

      Section 1.77. Litigation Trust means a trust formed in accordance with the Litigation Trust Agreement to be dated as of the Effective Date into which all Causes of Action not released, waived or enjoined under Article VII of the Plan shall automatically vest upon the Effective Date and into which the Estate and Debtor in Possession shall be deemed to have automatically granted, on behalf and for the benefit of its creditors, all of its rights to (i) pursue all such Causes of Action and (ii) receive all Causes of Action recoveries.

      Section 1.78. Litigation Trust Agreement means the trust agreement for the Litigation Trust in the form to be contained in the Plan Supplement.

      Section 1.79. Litigation Trust Assets means (i) the Causes of Action that will automatically vest, for the benefit and on behalf of the Estate and its creditors, in the Litigation Trust upon the Effective Date, including all of the Estate and Debtor in Possession's rights, on behalf and for the benefit of its creditors, to pursue all Causes of Action and receive all Causes of Action recoveries, (ii) any claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom that might be assigned by the holders thereof to the Litigation Trust, and (iii) funding sufficient to pursue
(i) and (ii) above.

      Section 1.80. Litigation Trust Board means the board established pursuant to this Plan to advise, assist and supervise the Litigation Trustee(s) in the administration of the Litigation Trust pursuant to the Litigation Trust Agreement.

      Section 1.81. Litigation Trust Certificates means the certificates of interest in the Litigation Trust to be issued by the Litigation Trust to all holders of the New TAC Debt Securities on the Initial Distribution Date in a Face Amount equal to the Face Amount of the New TAC Debt Securities issued to such holders, including the Senior Litigation Trust Certificates and the Junior Litigation Trust Certificates. Once issued, the Litigation Trust Certificates cannot be sold, transferred, or otherwise disposed of separately from the New TAC Debt Securities to which they are attached and relate upon their initial issuance.

      Section 1.82. Litigation Trustee(s) means the trustee(s) of the Litigation Trust, as designated in this Plan and the Litigation Trust Agreement. In the prosecution of any Causes of Action, the Litigation Trustee(s) shall obtain the benefit of any tolling provisions or extensions available to the Estate or Debtor in Possession prior to the Confirmation Date or Effective Date, including those set forth in sections 108(a), 546(a), 549(d) and 550(f) of the Bankruptcy Code.

      Section 1.83. Lloyd's means the Society of Lloyd's as constituted under the Lloyd's Acts 1871-1982, a London-based insurance marketplace.

      Section 1.84. LoC Bank means each financial institution and its predecessors, successors, assigns and Affiliates, that is, or was, a party in any capacity at any time to the Credit Documents.

      Section 1.85. LoC Bank Group means, collectively, the LoC Banks.

      Section 1.86. LoC Bank Group Administrative Agent means JPMorgan Chase Bank or any successor administrative agent under the Credit Documents.

      Section 1.87. LoC Bank Group Claim means, as of the Effective Date, any Claim of the LoC Bank Group arising under the Credit Documents, including any reasonable legal and professional fees and expenses incurred or to be reserved by the LoC Bank Group under the Credit Documents, and amounts owed under any LoCs Outstanding, minus any amounts paid to the LoC Bank Group on account of such LoC Bank Group Claim and any amounts received by the LoC Bank Group either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados).

      Section 1.88. LoC Bank Group's Maximum TAC Claim means, with respect to all of the LoCs Outstanding, the lesser of (i) $19,505,000 and (ii) the aggregate amounts drawn on all of the LoCs Outstanding as of a LoC Claim Date plus the amount, if any, of reasonable legal and professional fees and expenses; minus amounts received by holders of Class 3 Claims on account of the LoC Bank Group Claim from any source (other than any amounts received by the LoC Bank Group in connection with the LoC Bank Group UK Equity Interest) and any amounts received by the LoC Bank Group either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados).

      Section 1.89. LoC Bank Group Settlement means the settlement embodied in the Plan pursuant to section 1123(b)(3)(A) of the Bankruptcy Code pursuant to which, among other things, the LoC Bank Group has agreed to the treatment of its Claims as provided herein, including, among other things, the allowance of the LoC Bank Group Claim in the maximum amount of $19,505,000 and a mutual and general release, as more fully set forth in Section 7.07 herein.

      Section 1.90. LoC Bank Group UK Equity Interest means any direct or indirect equity participation(s) of any LoC Bank in a member of Lloyd's including, without limitation, any amounts owed to any LoC Bank in connection with preference shares held by Pebbles in Packchance. Section 1.91. LoC Bank Released Parties means each LoC Bank (but only in its capacity as such) and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such).

      Section 1.92. LoC Claim Date means, with respect to an LoC Outstanding, the date upon which such LoC Outstanding has been either partially or fully drawn.

      Section 1.93. LoC Outstanding or LoCs Outstanding means the letter(s) of credit that have been, or will be issued and are, or will be, outstanding pursuant to the Letter of Credit Facility and Credit Documents.

      Section 1.94. LSH means LaSalle Re Holdings Limited, a Bermuda company and an affiliate of TAC that is currently in provisional liquidation.

      Section 1.95. Magicsunny means an entity formerly known as Magicsunny Limited, a U.K. company that purchased assets of certain of TAC's affiliates.

      Section 1.96. Magicsunny Released Parties means Magicsunny and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such), which receive releases to the extent provided herein.

      Section 1.97. MBIA means MBIA Insurance Corporation, a New York corporation.

      Section 1.98. New Indenture Trustee means the indenture trustee, and any successors thereto, under the New Indentures.

      Section 1.99. New Indentures means the indentures to be entered into by New TAC with respect to the New TAC Debt Securities in, or in substantially, the form thereof contained in the Plan Supplement.

      Section 1.100. New Junior Subordinated Note Indenture means the New Junior Subordinated Note Indenture, dated as of the Effective Date, entered into by New TAC and the New Indenture Trustee on terms reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA pursuant to which the New Junior Subordinated Notes will be issued in, or substantially in, the form thereof contained in the Plan Supplement. The New Junior Subordinated Notes shall be subordinated to the New Revolver Facility, the New Term Loan Facility and the New Senior Subordinated Notes on terms which shall be reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA. The New Junior Subordinated Notes shall be secured by a third Lien on all of collateral securing the New Revolver Facility, the New Term Loan Facility and the New Senior Subordinated Notes.

      Section 1.101. New Junior Subordinated Notes means, collectively, the New Series A Junior Subordinated Notes and the New Series B Junior Subordinated Notes to be issued by New TAC on the Initial Distribution Date pursuant to the Plan and the New Junior Subordinated Note Indenture, which shall be junior in priority to the New Senior Subordinated Notes.

      Section 1.102. New Loan Agreement means the loan agreement pursuant to which the New Revolver Facility and New Term Loan Facility will be made available to New TAC and the Litigation Trust, as borrowers, with those holders of Allowed Trust Preferreds Claims that are Accredited Investors and are not Insiders of the Debtor (to the extent any such holders participate in the Rights Offering) or the Standby Purchasers, as lenders, in, or substantially in, the form provided in the Plan Supplement and having the terms described in Section V.C.5.(f) of the Disclosure Statement. The New Loan Agreement shall be secured by a first Lien on substantially all of the assets of New TAC.

      Section 1.103. New Revolver Facility means the revolving credit facility in the maximum amount of $2,000,000 available to New TAC and the Litigation Trust pursuant to the New Loan Agreement, which will be provided by holders of Trust Preferreds eligible to participate in the Rights Offering. MBIA may elect to be an assignee or participant in the New Revolver Facility.

      Section 1.104. New Senior Subordinated Note Indenture means the New Senior Subordinated Note Indenture entered into by New TAC and the New Indenture Trustee pursuant to which the New Senior Subordinated Notes will be issued on terms reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA in, or substantially in, the form thereof contained in the Plan Supplement. The New Senior Subordinated Notes shall be subordinated to the New Revolver Facility and the New Term Loan Facility on terms which shall be reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA. The New Senior Subordinated Notes shall be secured by a second Lien on all of collateral securing the New Revolver Facility and the New Term Loan Facility.

      Section 1.105. New Senior Subordinated Notes means, collectively, each of the New Senior Subordinated Notes, issued by New TAC on the Initial Distribution Date pursuant to the Plan and the New Senior Subordinated Note Indenture to the holders of Class 4, 5, 6, 7 and 10

Claims pursuant to the Plan. The New Senior Subordinated Notes shall be due eighty-four (84) months after the Effective Date and shall be senior in priority and right of payment to the New Junior Subordinated Notes.

      Section 1.106. New Series A Junior Subordinated Notes means New TAC's Series A Subordinated Notes due ninety (90) months after the Effective Date and issued pursuant to the New Junior Subordinated Note Indenture to the holders of Class 5 Claims pursuant to the Plan.

      Section 1.107. New Series B Junior Subordinated Notes means New TAC's Series B Subordinated Notes due ninety (90) months after the Effective Date and issued pursuant to the New Junior Subordinated Note Indenture to the holders of Class 3, 4, 6, 7 and 10 Claims pursuant to the Plan.

      Section 1.108. New TAC means the new limited liability company that on the Effective Date will, itself or through its wholly owned direct and indirect subsidiaries, succeed to the New TAC Assets and Liabilities, as may be modified under this Plan pursuant to the Restructuring Transactions.

      Section 1.109. New TAC Assets and Liabilities means all of the Estate's assets and liabilities, which shall automatically vest in New TAC on the Effective Date, except that the New TAC Assets and Liabilities shall not include the Litigation Trust Assets.

      Section 1.110. New TAC Bank Group Escrow means that certain escrow account established by New TAC to hold in trust the distributions to holders of Allowed Class 3 Claims under this Plan until the Final LoC Claim Date.

      Section 1.111. New TAC Bank Group Escrow Agreement means that certain escrow agreement to be entered into among New TAC, an escrow agent and the LoC Bank Group or the LoC Bank Group Administrative Agent, in, or substantially in, the form to be contained in the Plan Supplement.

      Section 1.112. New TAC Certificate of Formation means the certificate of formation forming New TAC as an entity, which shall be filed with the Secretary of State of the State of Delaware, in accordance with Section 18-201 of the Delaware Limited Liability Company Act, in, or substantially in, the form of the New TAC Certificate of Formation contained in the Plan Supplement.

      Section 1.113. New TAC Debt Securities means collectively, the New Senior Subordinated Notes and the New Junior Subordinated Notes.

      Section 1.114. New TAC Escrow Agent means the agent appointed pursuant to the New TAC Bank Group Escrow Agreement.

      Section 1.115. New TAC Interests means the membership interests of New TAC to be issued by New TAC on the Effective Date pursuant to the Plan.

      Section 1.116. New TAC Limited Liability Company Agreement means the agreement governing the management and membership of New TAC, in, or in substantially, the form of the New TAC Limited Liability Company Agreement contained in the Plan Supplement.

      Section 1.117. New TAC Securities means collectively the New TAC Debt Securities and the New TAC Interests.

      Section 1.118. New Term Loan Facility means the term loan facility made available to New TAC and the Litigation Trust pursuant to the New Loan Agreement.

      Section 1.119. Oaks means collectively Oak Dedicated Limited, Oak Dedicated Two Limited, Oak Dedicated Three Limited, each of which were subsidiaries of LaSalle Re, and Oak Dedicated Four Limited.

      Section 1.120. Old Common Stock means the common stock issued by the Debtor and outstanding immediately prior to the Effective Date or held in treasury.

      Section 1.121. Old Securities means collectively the Senior Notes, the CI Notes and the Trust Preferreds.

      Section 1.122. Other Intercompany Claims means the Prepetition Claims of the Debtor's Affiliates, TARCO and Trenwick (Barbados) (but specifically excluding any Claim of LaSalle Re).

      Section 1.123. Packchance means Packchance Limited, a company incorporated in England and Wales under registered number 4765920 and any successors or assigns thereof.

      Section 1.124. Pebbles means Pebbles Limited, a company incorporated in England and Wales under registered number 04864026 and any successors or assigns thereof.

      Section 1.125. Person means an individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, association, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof.

      Section 1.126. Persons Excluded From Releases means, the following Persons in any and all capacities unless otherwise noted: (i) TGL, LSH and any and all of their predecessors, successors, assigns, parents, subsidiaries and present and past Affiliates, provided, however, until the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account of the LoCs Outstanding, no action of any kind will be taken by any Person on behalf of TAC, New TAC or the Litigation Trustee(s) against any of the parties (except to the extent that such parties are Trenwick (Barbados) or any direct or indirect subsidiaries of TAC) in this subclause (i) except to the limited extent necessary (I) to establish a timely, sufficient and adequate claim against such parties, or (II) to enter into a timely, sufficient and adequate tolling agreement with such parties that sufficiently and adequately preserves the ability to enforce any avoidance or other actions against such parties and that shall toll any statute of limitations against such parties until the LoC Bank Group has received payment in full of its claim for reimbursement or otherwise on account of the LoCs Outstanding, provided further that to the extent, and only to the extent, that the parties fail in good faith to either establish a timely, sufficient and adequate claim or enter into a timely, sufficient and adequate tolling agreement referenced in subclauses (I) or (II) of this subclause (i), any Person on behalf of TAC, New TAC or the Litigation Trustee(s) may bring an action against one or more of the parties referenced in this subclause (i), but, so long as any avoidance or other judgment is sufficiently and adequately preserved, the Person initiating such action shall not enforce any judgment obtained in connection with such actions until the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account of the LoCs Outstanding; no tolling agreement will be deemed sufficient or adequate and no judgment will be deemed sufficiently or adequately preserved under this provision if any claim or judgment to avoid the transfer of Trenwick Holdings Limited ("THL") and/or its subsidiaries is not adequately preserved; should any judgment to avoid any transfer be enforced before the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account of the LoCs Outstanding, to the extent such judgment is against parties other than Trenwick (Barbados) or any direct or indirect subsidiaries of TAC, the LoC Bank Group will retain its priority to any distributions with respect to such assets; in this regard, with respect to any judgment to avoid the transfer of THL and/or its subsidiaries, neither TAC, New TAC, the Litigation Trustee(s) nor any Person acting on behalf of TAC, New TAC, or the Litigation Trustee(s) will be entitled to any distributions from THL or its subsidiaries until the LoC Bank Group has received payment in full of its claim for reimbursement or otherwise on account of the LoCs Outstanding, (ii) TARCO and InsCorp; (iii) any and all present and past officers, directors, managers, accountants, attorneys and employees of TGL, TAC, and LSH, (iv) any and all present and past officers, directors, managers, accountants, attorneys and employees of the predecessors, successors, assigns, parents, subsidiaries and present and past Affiliates of TGL, TAC, and LSH, (v) Baker & McKenzie and any of its respective predecessors, successors, assigns, parents, subsidiaries, present and past Affiliates, and any of their present and past principals, partners, employees, agents, representatives, consultants, shareholders and professionals, (vi) Ernst & Young LLP and any of its respective predecessors, successors, assigns, parents, subsidiaries, present and past Affiliates, and any of their present and past principals, partners, employees, agents, representatives, consultants, shareholders and professionals, (vii) Credit Suisse First Boston and DLJ Capital Funding, Inc. and any and all of their respective predecessors, successors, assigns, parents, subsidiaries, present and past Affiliates in their capacity as financial advisors and investment bankers to TGL, LSH, and TAC, (viii) Credit Suisse First Boston and DLJ Capital Funding, Inc. and any and all of their respective predecessors, successors, assigns, parents, subsidiaries, present and past Affiliates in their capacity as financial advisors and investment bankers to any and all predecessors, successors, assigns, parents, subsidiaries and present and past Affiliates of TGL, LSH, and TAC, (ix) any and all financial advisors, investment banks, and other professionals in their capacities as Persons retained to advise TGL, LSH, and TAC with respect to acquisitions, mergers, corporate restructurings, and sales of business lines and entities, (x) any and all financial advisors, investment banks, and other professionals in their capacities as Persons retained to advise any and all predecessors, successors, assigns, parents, subsidiaries, and present and past Affiliates of TGL, LSH, and TAC with respect to acquisitions, mergers, corporate restructurings, and sales of business lines and entities. Notwithstanding anything to the contrary in this Plan, each such Person Excluded From Releases is excluded in any and all capacities, unless otherwise noted, from any and all releases provided under this Plan. For purposes of this definition, any reference to "and" herein also includes and refers to "or" to the extent that such an interpretation would expand the scope of Persons Excluded From Releases.

      Section 1.127. Petition Date means August 20, 2003, the date upon which the Chapter 11 Case was commenced.

      Section 1.128. Plan means this Chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as such may be altered, amended, supplemented or otherwise modified from time to time.

      Section 1.129. Plan Proponents has the meaning set forth in the introductory paragraph hereto.

      Section 1.130. Plan Supplement means the supplement to this Plan to be filed within ten (10) days prior to the deadline established for parties to submit executed ballots in conjunction with the Confirmation Hearing, which shall contain, among other things, the following documents in final, or in substantially final, form: (i) the New Indentures; (ii) the New TAC Bank Escrow Agreement; (iii) the New TAC Certificate of Formation and New TAC Limited Liability Company Agreement; (iv) the principal terms of the agreement among TAC or New TAC, TARCO, InsCorp and the Runoff Manager concerning the Runoff of TARCO and InsCorp; (v) the Litigation Trust Agreement; (vi) the New Loan Agreement; and (vii) other material agreements, contracts or documents necessary for the effectiveness of the Plan.

      Section 1.131. Prepetition Claim means any Claim arising on or prior to the Petition Date.

      Section 1.132. Priority Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim or (b) a Priority Tax Claim.

      Section 1.133. Priority Tax Claim means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

      Section 1.134. Priority Tax Interest Rate means interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date (determined pursuant to section 6621 of the Internal Revenue Code, without regard to subsection (c) thereof), or such lower amount as may be determined by Final Order of the Bankruptcy Court.

      Section 1.135. Pro Rata Amount means with respect to any Debt Payment or any Trust Payment on any New TAC Debt Security (or any Series thereof) or any Litigation Trust Certificate, the amount determined by multiplying the aggregate amount of such Debt Payment or Trust Payment due in respect of all such New TAC Debt Securities (or Series thereof) or payable on such Litigation Trust Certificate by a fraction, the numerator of which is the then outstanding balance of each such New TAC Debt Security or Series thereof or the Litigation Trust Certificate, and the denominator of which is the then outstanding principal amount of all such New TAC Debt Securities (or Series thereof).

      Section 1.136. Pro Rata or Pro Rata Share means, at any time, the proportionate amount a Claim in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims) in such Class.

      Section 1.137. Professionals means the attorneys, accountants and other professionals whose retention has been approved by the Bankruptcy Court in the Chapter 11 Case. (When the term "professionals" is used herein without capitalization, the term includes attorneys, accountants and other professionals whether or not such Person's retention has been approved by the Bankruptcy Court in the Chapter 11 Case.)

      Section 1.138. Proof of Claim means a proof of claim Filed in the Chapter 11 Case pursuant to Bankruptcy Rule 3003.

      Section 1.139. Proof of Interest means a Proof of equity security interest Filed in the Chapter 11 Case pursuant to Bankruptcy Rule 3003.

      Section 1.140. Quarterly Distribution means the making of Debt Payments or distributions on New TAC Interests out of Free Cash Flow, if practicable and required, on a Quarterly Distribution Date to each holder of New TAC Debt Security or New TAC Interests, as the case may be, as set forth in this Plan.

      Section 1.141. Quarterly Distribution Date means the first Business Day after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31 for each calendar year) from and after the Effective Date.

      Section 1.142. Reinstated means leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim, in accordance with section 1124 of the Bankruptcy Code.

      Section 1.143. Released Parties means, collectively, the Persons receiving releases pursuant to Section 7.07 herein but in no event includes Persons Excluded From Releases.

      Section 1.144. Residual Trust Certificate means the certificates of interest in the Litigation Trust to be issued by the Litigation Trust to all holders of the New TAC Interests. Once issued, the Residual Trust Certificates cannot be sold, transferred or otherwise disposed of separately from the shares of the New TAC Interests to which they are attached and relate upon their initial issuance.

      Section 1.145. Restructuring Transactions means, collectively, those sales, mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that TAC or New TAC, as the case may be, determines to be necessary and appropriate to effect a corporate restructuring in accordance with this Plan.

      Section 1.146. Rights Offering means the opportunity provided to each holder of an Allowed Trust Preferreds Claim that is an Accredited Investor and is not an Insider of the Debtor to participate as a lender in the New Revolver Facility and the New Term Loan Facility, which shall serve as an exit facility, to be made available upon the Effective Date to New TAC and the Litigation Trust pursuant to the New Loan Agreement.

      Section 1.147. Runoff means the process whereby an operating insurance company ceases to actively write any new insurance and/or reinsurance business (except as may be required by law or contract), but continues to pay its liabilities as they come due and generate revenues from its existing insurance business and investment assets.

      Section 1.148. Runoff Manager means the Person retained by TAC or New TAC, as the case may be, TARCO and InsCorp to manage the Runoff of the businesses of TARCO and InsCorp.

      Section 1.149. Schedules means the schedules of assets and liabilities and the statement of financial affairs, as each may be amended from time to time, Filed by TAC as required by section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 and 4002.

      Section 1.150. Section 510(b) Claim means a Claim, as described in section 510(b) of the Bankruptcy Code, arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

      Section 1.151. Secured Claim means a Claim secured by a Lien on any Asset of the Debtor, or right of setoff which Lien or right of setoff as the case may be, is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law, but only to the extent of the value, pursuant to section 506(a) of the Bankruptcy Code, of any interest of the holder of the Claim in property of the Estate securing such Claim.

      Section 1.152. Senior Litigation Trust Certificates means the Litigation Trust Certificates issued in conjunction with the New Senior Subordinated Notes.

      Section 1.153. Senior Noteholders means the legal registered or beneficial holders of the Senior Notes as of the Effective Date.

      Section 1.154. Senior Noteholders Released Parties means each of the Senior Noteholders and its predecessors, successors, assigns and Affiliates, and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such), which receive releases to the extent provided herein. Notwithstanding anything to the contrary herein, the definition of Senior Noteholders Released Parties shall not include TGL, TAC, LSH or any of their respective predecessors, successors, assigns, past or present Affiliates, parents, subsidiaries, or any of the past or present officers, directors or employees of TGL, TAC, LSH or any of their respective predecessors, successors, assigns, past or present Affiliates, parents or subsidiaries.

      Section 1.155. Senior Notes means the 6.70% Senior Notes, originally due April 1, 2003, and issued by TGI, on March 24, 1998, as the same have been subsequently amended, supplemented or otherwise modified from time to time.

      Section 1.156. Senior Notes Claim means the Claim arising under the Senior Notes.

      Section 1.157. Senior Notes Indenture means that certain Indenture, dated as of March 27, 1998, between TGI and First National Bank of Chicago with respect to the Senior Notes, as amended, modified or supplemented from time to time, among TGI and the Senior Notes Indenture Trustee, and documents or instruments related thereto.

      Section 1.158. Senior Notes Indenture Trustee means The Wilmington Trust Company, as successor indenture trustee under the Senior Notes Indenture or any successor indenture trustee thereto.

      Section 1.158A. Senior Notes Indenture Trustee Fee means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees and disbursements, incurred by the Senior Notes Indenture Trustee.

      Section 1.159. Series means with respect to any New Junior Subordinated Notes, the New TAC Debt Securities that were originally issued in each respective Class.

      Section 1.160. Specified Additional JPMorgan Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") with respect to any actions or omissions of the JPMorgan Chase Released Parties in connection with the Senior Notes Indenture or the Trust Preferreds Agreements or in connection with any JPMorgan Released Party acting in its capacity as a party to the Senior Notes Indenture or the Trust Preferreds Agreements. Specified Additional JPMorgan Released Claims shall not include claims against the JPMorgan Released Parties in any other capacity, and shall not include, for example, claims against any JPMorgan Released Parties for any contractual obligations other than contractual obligations released herein or under the Senior Notes Indenture or the Trust Preferreds Agreements.

      Section 1.161. Specified Committee Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise with respect to actions or omissions of the Committee Released Parties in connection with the Chapter 11 Case, those bankruptcy cases filed by TGL and LSH that were jointly administered with the Chapter 11 Case, or the Plan.

      Section 1.162. Specified HSBC Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") with respect to any actions or omissions of the HSBC Released Parties in connection with the Trust Preferreds Agreements or in connection with HSBC acting in its capacity as one or more trustees under the Trust Preferreds Agreements. Specified HSBC Released Claims shall not include claims against the HSBC Released Parties in any other capacity, and shall not include, for example, claims against any HSBC Released Party for any contractual obligations other than contractual obligations under the Trust Preferreds Agreements.

      Section 1.163. Specified LoC Bank Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") with respect to any actions or omissions, of the LoC Bank Released Parties in connection with the Credit Documents or in connection with any LoC Bank Released Party acting in any capacity as a party to the Credit Documents. Specified LoC Bank Released Claims shall not include claims against the LoC Bank Released Parties in any other capacity, and shall not include, for example, claims against any LoC Bank Released Party for any contractual obligations with the Debtor or the Estate other than contractual obligations under the Credit Documents.

      Section 1.164. Specified Magicsunny Released Claims means those claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities directly arising from those specific acts, and only such specific acts, that directly pertain to the formation of, operation of, or transactions by Magicsunny only to the extent that such acts occurred on or before August 6, 2003.

      Section 1.165. Specified Senior Noteholders Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") (i) with respect to any actions or omissions of the Senior Noteholders Released Parties in connection with the Senior Note Indenture or other documents defining or establishing the rights or obligations of the Senior Noteholders, or (ii) in connection with any Senior Noteholders Released Party acting in its capacity as a legal, registered, and/or beneficial holder of one or more of the Senior Notes. Specified Senior Noteholders Released Claims shall not include claims against the Senior Noteholders Released Parties in any other capacity, and shall not include, for example, claims against any Senior Noteholders Released Parties for any contractual obligations other than contractual obligations under the Senior Notes Indenture or other documents defining or establishing the rights or obligations of the Senior Noteholders.

      Section 1.166. Specified Trust Preferreds Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") (i) with respect to any actions or omissions of the Trust Preferreds Released Parties in connection with the Trust Preferreds Agreements or other documents defining or establishing the rights or obligations of the Trust Preferreds Securities Holders, or (ii) in connection with any Trust Preferreds Released Party acting in its capacity as a legal, registered, and/or beneficial holder of one or more of the Trust Preferreds Securities. Specified Trust Preferreds Released Claims shall not include claims against the Trust Preferreds Released Parties in any other capacity, and shall not include, for example, claims against any Trust Preferreds Released Parties for any contractual obligations other than contractual obligations under the Trust Preferreds Agreements or other documents defining or establishing the rights or obligations of the Trust Preferreds Securities Holders.

      Section 1.167. Specified Wilmington Released Claims means any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whether known or unknown, foreseen or unforeseen, existing or hereafter arising in law, equity or otherwise (as used herein, "claims") with respect to any actions or omissions of the Wilmington Released Parties in connection with the Senior Notes Indenture or in connection with Wilmington acting in its capacity as the Senior Notes Indenture Trustee. Specified Wilmington Released Claims shall not include claims against the Wilmington Released Parties in any other capacity, and shall not include, for example, claims against any Wilmington Released Party for any contractual obligations other than contractual obligations under the Senior Notes Indenture.

      Section 1.168. Standby Purchasers means, collectively, John J. Gorman, Phoenix Partners, L.P., Phoenix Partners II, L.P., Phaeton International (BVI), Ltd. and John C. Waterfall.

      Section 1.169. Subordinated Note Series B Percentage means, with respect to any applicable Debt Payment or Trust Payment in respect of the New Junior Subordinated Notes or the Junior Litigation Trust Certificates, the percentage obtained by multiplying the amount equal to the difference of 1.10 (being 110%) minus the Subordinated Note InsCorp Percentage.

      Section 1.170. Subordinated Note InsCorp Percentage means, with respect to any applicable Debt Payment or Trust Payment in respect of the New Junior Subordinated Notes or the Junior Litigation Trust Certificates (a) until the New Series A Junior Subordinated Notes have been paid in full, the lesser of (i) the percentage equal to the sum of (A) the amount equal to (1) the then aggregate outstanding amount of all New Series A Junior Subordinated Notes divided by (2) the then aggregate outstanding amount of all New Junior Subordinated Notes plus
(B) .10 and (ii) such lesser percentage as will result in the New Series A Junior Subordinated Notes being paid in full, and (b) thereafter, 0%.

      Section 1.171. TAC means Trenwick America Corporation. ---

      Section 1.172. TASCO means the new operational subsidiary of TARCO, which will maintain responsibility for the operations of InsCorp and TARCO.

      Section 1.173. TARCO means Trenwick America Reinsurance Corporation, a Connecticut insurance company and the only active direct wholly owned subsidiary of TAC.

      Section 1.174. TGI means Trenwick Group, Inc.

      Section 1.175. TGL means Trenwick Group Ltd., a Bermuda company currently in provisional liquidation, and the indirect holder of 100% of the outstanding shares of stock of TAC.

      Section 1.176. Treasury Regulation means those regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

      Section 1.177. Trenwick (Barbados) means Trenwick (Barbados) Limited, a wholly owned subsidiary of TGL.

      Section 1.178. Trust Beneficiaries means the holders of Trust
Certificates.

      Section 1.179. Trust Certificates means collectively the Litigation Trust Certificates and the Residual Trust Certificates.

      Section 1.180. Trust Interests means the beneficial interests in the Litigation Trust.

      Section 1.181. Trust Payments means the payments made by the Litigation Trustee(s) from the Litigation Trust to the holders of Trust Certificates on account of such Trust Certificates in accordance with the Litigation Trust Agreement.

      Section 1.182. Trust Preferreds means the 8.82% Junior Subordinated Deferrable Interest Debentures issued by TAC pursuant to the Trust Preferreds Indentures.

      Section 1.183. Trust Preferreds Agreements means collectively the Trust Preferreds Indentures, the Trust Preferreds Trust Agreement, and that certain Capital Securities Guarantee Agreement, dated as of January 31, 1997, as the same may have been subsequently replaced, amended, supplemented or otherwise modified, from time to time.

      Section 1.184. Trust Preferreds Claim means all amounts owing by TAC to the Trust Preferreds under the Trust Preferreds Agreements.

      Section 1.185. Trust Preferreds Indentures means collectively that certain Indenture, dated as of January 31, 1997 between TGI and The Chase Manhattan Bank with respect to the 8.82% Junior Subordinated Deferrable Interest Debentures, as amended, modified or supplemented from time to time, and any other documents or instruments related thereto, and the First Supplemental Indenture, dated as of September 27, 2000 among TGI, TAC and The Chase Manhattan Bank.

      Section 1.186. Trust Preferreds Indenture Trustee means HSBC Bank USA, as successor trustee under the Trust Preferreds Indentures, or any successor trustee thereto.

      Section 1.186A. Trust Preferreds Indenture Trustee Fee means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees and disbursements, incurred by the Trust Preferreds Indenture Trustee.

      Section 1.187. Trust Preferreds Released Parties means each of the Trust Preferreds Securities Holders and its predecessors, successors, assigns and Affiliates and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such), which receive releases to the extent provided herein. Notwithstanding anything to the contrary herein, the definition of Trust Preferreds Released Parties shall not include James F. Billet, Jr., Alan L. Hunte and Jane T. Wiznitzer, or any Administrative Trustees of the Trust Preferred Trust Agreement, TGL, TAC, LSH or any of their respective predecessors, successors, assigns, past or present Affiliates, parents, subsidiaries, or any of the past or present officers, directors or employees of TGL, TAC, LSH or any of their respective predecessors, successors, past or present Affiliates, parents or subsidiaries.

      Section 1.188. Trust Preferreds Securities means (i) the 8.82% Junior Subordinated Deferrable Interest Debentures issued pursuant to the Trust Preferreds Indentures and/or (ii) any form of capital securities issued pursuant to the Trust Preferreds Trust Agreement.

      Section 1.189. Trust Preferreds Securities Holders means (i) the beneficial holders of the 8.82% Junior Subordinated Deferrable Interest Debentures issued pursuant to the Trust

Preferreds Indenture and/or (ii) the legal, registered or beneficial holders of any form of capital securities issued pursuant to the Trust Preferreds Trust Agreement, each as of the Effective Date.

      Section 1.190. Trust Preferreds Trust Agreement means that certain Trenwick Capital Trust I Amended and Restated Declaration of Trust dated as of January 31, 1997, as the same may have been subsequently amended, supplemented or otherwise modified from time to time among TGI, as Sponsor, Chase Manhattan Bank, as predecessor Property Trustee and Delaware Trustee, and James F. Billet, Jr., Alan L. Hunte and Jane T. Wiznitzer, as Administrative Trustee.

      Section 1.191. U.K. means the United Kingdom.

      Section 1.192. Unclaimed Holders shall have the meaning ascribed in
Section 6.19(b) hereof.

      Section 1.193. Unclaimed Property means any distributions other than payments to holders of Senior Notes Claim and the LoC Bank Group Claim unclaimed on or after the applicable Initial Distribution Date or the date on which an additional Quarterly Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby), New TAC Securities (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address or
(ii) not mailed or delivered because no Distribution Address to mail or deliver such property was available, and (b) funds for checks delivered but uncashed within one year of the Effective Date.

      Section 1.194. U.S. means the United States of America.

      Section 1.195. U.S. Trustee Fees means all fees and charges assessed against the Estate by the United States Trustee and due pursuant to section 1930 of title 28 of the United States Code.

      Section 1.196. Wilmington means Wilmington Trust Company, as trustee under the Senior Notes Indenture.

      Section 1.197. Wilmington Released Parties means Wilmington and its successors, assigns, Affiliates, and its officers, directors, principals, employees, agents, representatives, consultants and professionals (but only in their respective capacities as such), which receive releases to the extent provided herein.

      B. Interpretation, Application of Definitions and Rules of Construction.

      Section 1.198. Generally. For purposes of the Plan, (a) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit as it may have been or may be amended, modified or supplemented; (b) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of, or to, the Plan, as the case may be; and (c) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply unless superseded herein or in the Confirmation Order.

      Section 1.199. Exhibits. All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein. Copies of Exhibits, after being Filed, can be obtained upon written request to Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, TX 75201 (Attn: Martin A. Sosland and Stephen
A. Youngman), counsel to the Plan Proponents.

      Section 1.200. Computation of Time Periods. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      Section 1.201. Miscellaneous Rules. (i) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular Section, subsection, or clause, unless the context requires otherwise; (ii) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter; (iii) captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan; and (iv) any term used in the Plan but not defined herein that is used in the Bankruptcy Code or Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or Bankruptcy Rules.

                                   ARTICLE II.

                                  GENERAL RULES
                            REGARDING CLASSIFICATION
                             OF CLAIMS AND INTERESTS

      Section 2.01. General Rules of Classification Under the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes as set forth below. All other Claims and Interests have been classified set forth below.

      A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Class(es) to the extent that any portion of the Claim or Interest falls within the description of such other Class(es).

      A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

      Section 2.02. Undersecured Claims. To the extent that the amount of an Allowed Claim is greater than the value of the Collateral securing such Claim as of the applicable valuation date (assuming the value of such Collateral is greater than $0), subject to section 1111(b) of the Bankruptcy Code, such Claim is classified in both Classes of Other Secured Claims for the secured portion of such Claim and the class of General Unsecured Claims for the excess of such Claim over the value of the Collateral. Notwithstanding anything to the contrary herein, absent an order of the Bankruptcy Court or agreement fixing the Allowed amount of a Secured Claim or the scheduling of such Claim as liquidated, nondisputed and noncontingent on the Debtor's

Schedules, the Plan Proponents are not bound by a classification made or implied herein with respect to any particular Claim.

                                  ARTICLE III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      Section 3.01. Summary. Claims, other than Administrative Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution, as follows:

            Class 1: Class 1 consists of Secured Claims

            Class 2: Class 2 consists of all Priority Claims

            Class 3: Class 3 consists of the LoC Bank Group Claim

            Class 4: Class 4 consists of the Senior Notes Claim

            Class 5: Class 5 consists of the InsCorp Claim

            Class 6: Class 6 consists of all CI Notes Claim

            Class 7: Class 7 consists of all General Unsecured Claims

            Class 8: Class 8 consists of all Convenience Claims

            Class 9: Class 9 consists of the Trust Preferreds Claim

            Class 10: Class 10 consists of the Other Intercompany Claims

            Class 11: Class 11 consists of the Section 510(b) Claims

            Class 12: Class 12 consists of Interests in the Debtor.

                                   ARTICLE IV.

                        TREATMENT OF UNCLASSIFIED CLAIMS

      Section 4.01. Administrative Claims. Subject to the Bar Date provisions herein, sections 328, 330(a) and 331 of the Bankruptcy Code and Section 11.04(b) hereof (relating to Professionals' requests for compensation and reimbursement of expenses), each holder of an Allowed Administrative Claim shall receive in full satisfaction of such Administrative Claim, Cash, in an amount equal to such Allowed Administrative Claim: (i) on the Initial Distribution Date, or as soon thereafter as is practicable, (ii) if such Administrative Claim is Allowed after the Initial Distribution Date, within ten (10) days following the date that such Administrative Claim is Allowed or as soon as practicable thereafter, or (iii) upon such other terms as may be agreed upon by the holder of such Allowed Administrative Claim and the Plan Proponents in consultation with the Creditors' Committee, or New TAC; provided, however, that Allowed

Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to the Plan will be assumed on the Effective Date and paid or performed by New TAC when due in accordance with the terms and conditions of the particular agreements governing such obligations.

      Section 4.02. Priority Tax Claims. Except to the extent the holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of New TAC, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the Priority Tax Interest Rate per annum, or such other rate determined by the Bankruptcy Court, on the unpaid portion of such Allowed Priority Tax Claim, over a period not exceeding six (6) years from the date of assessment of such Allowed Priority Tax Claim. Each Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due by New TAC, except to the extent that a holder of such Claim agrees to a different treatment.

      Section 4.03. U.S. Trustee Fees. The Debtor, or New TAC, as the case may be, shall pay all U.S. Trustee Fees payable under Section 1930 of title 28 as determined by the Court on confirmation, and, thereafter, when due until such time as the Bankruptcy Court enters a final decree closing the Chapter l1 Case.

      Section 4.04. Review of Indenture Trustee Fees. Within ten (10) days after the Confirmation Date, each Indenture Trustee, agent or servicer shall be required to provide the Plan Proponents with copies of invoices reflecting its fees and expenses for review. In the event the parties cannot reach an agreement on the reasonableness of any requested amount, any disputed amount shall be determined upon application by the applicable Indenture Trustee, to the Bankruptcy Court subject to a "reasonableness" standard. All undisputed amounts shall be paid, pursuant to Sections 5.04, 5.05, and 5.09 hereof, as applicable. The Indenture Trustees shall retain all charging liens on distributions under the Plan until receipt of payment in Cash of the Indenture Trustees' fees and expenses, including the fees and disbursements of counsel as determined pursuant to this Section 4.04. Notwithstanding the foregoing, to the extent any Indenture Trustee provides services related to distributions pursuant to the Plan, each Indenture Trustee shall be entitled to receive from New TAC, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services, with such payment made on terms as agreed to between such Indenture Trustee and New TAC; provided, however, that if a dispute arises with respect to such compensation and expenses, such dispute will be resolved by the Bankruptcy Court.

      Section 4.05. MBIA Fees. In full satisfaction of the fees and expenses incurred in connection with the Chapter 11 Case, MBIA shall receive from New TAC on the Effective Date, or as soon as practicable thereafter, Cash in the amount of actual fees and expenses incurred by MBIA on and after April 1, 2004 through the Effective Date without the necessity of further Court order, unless the Court orders otherwise. The payment of fees and expenses under this Section 4.05 is part of the overall settlement embodied in this Plan.

      Section 4.06. Plan Proponents Fees. In full satisfaction of the fees and expenses incurred in connection with the Chapter 11 Case, the Plan Proponents shall receive from New TAC on the Effective Date, or as soon as practicable thereafter, Cash in the amount of actual fees and expenses incurred by the Plan Proponents on and after March 1, 2004 through the Effective Date without the necessity of further Court order, unless the Court orders otherwise. The payment of fees and expenses under this Section 4.06 is part of the overall settlement embodied in this Plan.

      Section 4.07. LoC Bank Group Fees. In accordance with the Letter of Intent, the LoC Bank Group shall be entitled to retain all sums advanced to the LoC Bank Group from non-Debtor funds prior to the Petition Date pursuant to the Letter of Intent on account of legal and other costs of the LoC Bank Group and as a part of the overall settlement embodied in this Plan, including $2,500,000 incurred in relation to the transactions contemplated by the Letter of Intent after June 30, 2003.

                                   ARTICLE V.

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

      Section 5.01. Class 1: Secured Claims.

            (a) Distributions. Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, in full and final satisfaction of such Claim, each Allowed Secured Claim (at the sole option of New TAC) (i) shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or other applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Secured Claim shall receive Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim.

            (b) Impairment and Treatment. Class 1 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

      Section 5.02. Class 2: Priority Claims.

            (a) Distributions. Except to the extent that a holder of an Allowed Priority Claim agrees to a different treatment, in full and final satisfaction of such Claim, each Allowed Priority Claim shall receive (at the sole option of New TAC) Cash in an amount equal to such Allowed Priority Claim, on the later of the (i) Initial Distribution Date and (ii) the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as is practicable.

            (b) Impairment and Voting. Class 2 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

      Section 5.03. Class 3: LoC Bank Group Claim.

            (a) Distributions. Except to the extent that a holder of an Allowed LoC Bank Group Claim agrees to a different treatment, in full and final satisfaction of such Claim, on the Initial Distribution Date, each holder of an Allowed LoC Bank Group Claim shall receive its Pro Rata Share of New Series B Junior Subordinated Notes to be issued in the aggregate Face Amount of $19,505,000 and Junior Litigation Trust Certificates entitling the holders of Allowed LoC Bank Group Claims the right to receive, in the aggregate, the LoC Bank Group's Maximum Claim in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates; provided, however, that (i) such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates shall be deposited by the LoC Bank Group with New TAC Escrow Agent and (ii) any Debt Payments and Trust Payments due the LoC Bank Group with respect thereto shall be deposited by New TAC, on behalf of the LoC Bank Group, into the New TAC Bank Group Escrow on each Quarterly Distribution Date on which a distribution is made on the New Series B Subordinated Junior Notes and the Junior Litigation Trust Certificates. On the Business Day following a LoC Claim Date, the New TAC Escrow Agent shall distribute, to the extent available under the terms of the New TAC Escrow Agreement, an amount equal to the amount of any draws on letters of credit pursuant to the Letter of Credit Facility which have been drawn and not previously reimbursed hereunder on or before on such LoC Claim Date. The Escrow Excess Amount, if any, shall be returned to New TAC after the Final LoC Claim Date and shall constitute Available Cash, which shall be distributed in accordance with the Plan.

            (b) The Allowed LoC Bank Group Claim shall be reduced and offset by the amount of any funds received by the LoC Bank Group either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados), including but not limited to, distributions on account thereof. Furthermore, any such funds shall be deposited by the LoC Bank Group with the New TAC Escrow Agent into the New TAC Bank Group Escrow and thereby become subject to the New TAC Escrow Agreement. Such funds shall be distributed from the New TAC Bank Group Escrow in accordance with the same priorities and on the same terms provided in the Plan, with the exception that Trenwick (Barbados) shall not be entitled to receive any distributions from the funds released from New TAC Bank Group Escrow.

            (c) Within ten (10) Business Days after receiving of notice thereof, the LoC Bank Group Administrative Agent shall notify New TAC to the extent any LoC Outstanding has expired or has been drawn upon or has been released. Additionally, post-confirmation, the LoC Bank Group Administrative Agent shall provide a semi-annual report of LoCs Outstanding to New TAC.

            (d) Allowance of Claims Impairment and Voting. In accordance with the LoC Bank Group Settlement, the LoC Bank Group Claim is Allowed in the amount of $19,505,000, without offset, defense or counterclaim and shall not be subject to objection, subordination, recharacterization or any claim under chapter 5 of the Bankruptcy Code. Class 3 is impaired under the Plan. Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

      Section 5.04. Class 4: Senior Notes Claim.

            (a) Distributions. Except to the extent that a holder of an Allowed Claim in Class 4 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 4 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes in aggregate Face Amount of $35,000,000 and Senior Litigation Trust Certificates entitling the holders of Allowed Senior Note Claims to receive an aggregate of $35,000,000 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates, and
(ii) New Series B Junior Subordinated Notes in the aggregate Face Amount of $41,945,161.29 and Junior Litigation Trust Certificates entitling the holders of Allowed Senior Note Claims to receive an aggregate of $41,945,161.29 in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates. Holders of Allowed Claims in Class 4 shall also receive on the Initial Distribution Date, Cash in the amount of the Senior Notes Indenture Trustee Fee, which Cash shall be paid directly to the Senior Notes Indenture Trustee on the Initial Distribution Date, provided, however, that the Senior Notes Indenture Trustee shall be required to comply with Section 4.04 hereof in determining the reasonableness of the amount of the Senior Notes Indenture Trustee Fee.

            (b) Allowance of Claims, Impairment and Voting. The Senior Notes Claim shall be an Allowed Claim for all purposes relating to the Chapter 11 Case in the aggregate amount of $76,945,161.29, without offset, defense or counterclaim and shall not be subject to objection, subordination, recharacterization or any claim under chapter 5 of the Bankruptcy Code. Class 4 is impaired under the Plan. The holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan.

      Section 5.05. Class 5: InsCorp Claim.

            (a) Distributions. Except to the extent that the holder of an Allowed Claim in Class 5 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, the holder of an Allowed Claim in Class 5 shall receive (i) New Senior Subordinated Notes in the aggregate Face Amount of $16,764,306.00 and Senior Litigation Trust Certificates entitling the holder of an Allowed InsCorp Claim to receive an aggregate amount of $16,764,306.00 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates and (ii) New Series A Junior Subordinated Notes in the aggregate Face Amount of $9,535,694.00 and Junior Litigation Trust Certificates entitling the holder of an Allowed InsCorp Claim to receive an aggregate amount of $9,535,694.00 in respect of such New Series A Junior Subordinated Notes and Junior Litigation Trust Certificates. New TAC Debt Securities distributed to InsCorp on the Initial Distribution Date will be exchanged for modified New TAC Debt Securities in accordance with the calculation of the Subordinated Note InsCorp Percentage, to the extent the Prepetition Claim of Trenwick (Barbados), which is contained in Class 10 as an Other Intercompany Claims, is not reduced or disallowed.

            (b) Allowance of Claims, Impairment and Voting. The InsCorp Claim is Allowed in the amount of $26,300,000. The holder of an Allowed Claim in Class 5 is entitled to vote to accept or reject the Plan.

      Section 5.06. Class 6: CI Notes Claim.

            (a) Distributions. Except to the extent that a holder of an Allowed Claim in Class 6 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 6 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes in the aggregate Face Amount of $821,963.30 and Senior Litigation Trust Certificates entitling the holders of Allowed CI Notes Claims to receive an aggregate amount of $821,963.30 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates and (ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling the holders of Allowed CI Note Claims to receive an aggregate of $984,946.70 in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates; provided, however, that notwithstanding the foregoing, as a sub-Class of Class 6, each holder of an Allowed CI Notes Claim of less than $1,000.00 shall receive, in full and final satisfaction of such Allowed Claim, Cash in an amount equal to such Allowed Claim. Holders of Allowed Claims in Class 6 shall also receive on the Initial Distribution Date, Cash in the amount of the CI Notes Indenture Trustee Fee, which Cash shall be paid directly to the CI Notes Indenture Trustee on the Initial Distribution Date, provided, however, that the CI Notes Indenture Trustee shall be required to comply with Section 4.04 hereof in determining the reasonableness of the amount of the CI Notes Indenture Trustee Fee.

            (b) Allowance of Claims, Impairment and Voting. The CI Notes Claim is Allowed in the amount of $1,806,910. Class 6 is impaired under the Plan. The holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.

      Section 5.07. Class 7: General Unsecured Claims.

            (a) Distributions. Except to the extent that a holder of an Allowed Claim in Class 7 agrees to a different treatment (including electing to convert its General Unsecured Claim to a Convenience Claim), in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 7 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes and Senior Litigation Trust Certificates entitling the holder of an Allowed General Unsecured Claim to receive an aggregate amount of forty-five percent (45%) of its Allowed Claim and (ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling each holder of an Allowed General Unsecured Claim to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim.

            (b) Impairment and Voting. Class 7 is impaired under the Plan. The holders of Allowed Claims in Class 7 are entitled to vote to accept or reject the Plan.

      Section 5.08. Class 8: Convenience Claims.

            (a) Distributions. In full and final satisfaction of such Claim, each holder of an Allowed Convenience Claim shall be paid 100% of its Allowed Convenience Claim (as reduced in accordance with Section 6.34 of the Plan), without interest, in Cash.

            (b) Impairment and Voting. Class 8 is impaired under the Plan. Holders of such Claims are entitled to vote to accept or reject the Plan.

      Section 5.09. Class 9: Trust Preferreds Claim.

            (a) Distributions. Except to the extent that a holder of an Allowed Trust Preferreds Claim agrees to a different treatment, in full and final satisfaction of such Allowed Trust Preferreds Claim, each holder of an Allowed Trust Preferreds Claim shall receive its Pro Rata Share of (i) New TAC Interests, subject to dilution by the exercise of any conversion of the New Term Loan Facility into up to ninety percent (90%) of the fully diluted New TAC Interests and (ii) Residual Trust Certificates. Holders of Allowed Claims in Class 9 shall also receive on the Initial Distribution Date, Cash in the amount of the Trust Preferreds Indenture Trustee Fee, which Cash shall be paid directly to the Trust Preferreds Indenture Trustee on the Initial Distribution Date, provided, however, that the Trust Preferreds Indenture Trustee shall be required to comply with Section 4.04 hereof in determining the reasonableness of the amount of the Trust Preferreds Indenture Trustee Fee.

            (b) Allowance of Claims, Impairment and Voting. The Trust Preferreds Claim is Allowed in the amount of $124,201,169.49, without offset, defense or counterclaim and shall not be subject to objection, subordination, recharacterization or any claim under chapter 5 of the Bankruptcy Code. Class 9 is impaired under the Plan. The holders of Allowed Claims in Class 9 are entitled to vote to accept or reject the Plan.

      Section 5.10. Class 10: Other Intercompany Claims.

            (a) Distributions. Except to the extent that a holder of an Allowed Claim in Class 10 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 10 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes and Senior Litigation Trust Certificates entitling the holder of an Allowed Other Intercompany Claim to receive an aggregate amount of forty-five percent (45%) of its Allowed Claim and (ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling each holder of an Allowed Other Intercompany Claim to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim.

            (b) Impairment and Voting. The Prepetition Claim of TARCO is Allowed in the aggregate amount of $33,300,000.00. The Prepetition Claim of Trenwick (Barbados) is not Allowed under the Plan. The holders of Allowed Claims in Class 10 are entitled to vote to accept or reject the Plan.

      Section 5.11. Class 11: Section 510(b) Claims.

            (a) Distributions. Holders of Allowed Claims in Class 11 shall not receive any distribution under the Plan.

            (b) Impairment and Voting. Class 11 is impaired. Holders of Class 11 Claims shall be deemed to have rejected the Plan.

      Section 5.12. Class 12: Old Common Stock.

            (a) Distributions. On the Effective Date, all Old Common Stock shall be cancelled and extinguished and the holder thereof shall not receive any distribution under the Plan.

            (b) Impairment and Voting. Class 12 is impaired. Holders of Class 12 Interests shall be deemed to have rejected the Plan.

                                   ARTICLE VI.

                         MEANS FOR IMPLEMENTING THE PLAN

      Section 6.01. Managers of New TAC. Commencing on the Effective Date, the New TAC Limited Liability Company Agreement shall provide that the management of New TAC shall be at the direction of the board of managers of New TAC, which board shall consist of up to nine (9) persons, including (i) two (2) managers to be designated by the Plan Proponents in consultation with MBIA and the LoC Bank Group, each of whom is not a Plan Proponent or an officer, director, employee or Affiliate of a Plan Proponent or New TAC; (ii) five (5) additional managers to be designated by the Plan Proponents at their sole discretion; (iii) one (1) additional manager to be designated by the LoC Bank Group so long as the LoC Bank Group holds any New TAC Debt Securities and (iv) one (1) additional manager to be designated by MBIA so long as it holds any New TAC Debt Securities. The names of the managers shall be disclosed prior to the Confirmation Hearing and set forth in the Plan Supplement. The managers of New TAC shall serve for five
(5) years and can only be removed in accordance with the terms of the New TAC Certificate of Formation and the New TAC Limited Liability Company Agreement. During such initial five-year period, in the event that any manager resigns or is unable to perform the duties of a manager, the remaining New TAC managers shall appoint a new manager so long as the appointment of such new manager is consented to by the party or constituency, in its sole discretion, that originally designated the resigning manager.

      Section 6.02. New TAC Certificate of Formation and Limited Liability Company Agreement.

      The adoption of the New TAC Certificate of Formation and New TAC Limited Liability Company Agreement will be deemed to have occurred and be effective as of the Effective Date without any further action by the managers or interest holders of New TAC. The New TAC Certificate of Formation and/or Limited Liability Company Agreement will, among other things, contain appropriate provisions (i) governing the authorization and issuance of the New TAC Securities, (ii) prohibiting the issuance of nonvoting membership interests as required by section 1123(a)(6) of the Bankruptcy Code, (iii) providing that New TAC may not file a voluntary bankruptcy petition absent the affirmative vote of at least seven (7) of the members of the board of directors, and (iv) implementing such other matters as the managers of New TAC believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the New TAC Certificate of Formation shall be filed with the Secretary of State of the State of Delaware, in accordance with section 18-201 of the Delaware Limited Liability Company Act. The New TAC Certificate of Formation shall be substantially in the form contained in the Plan Supplement. New TAC will elect to be treated as a corporation for federal income tax purposes.

      Section 6.03. Establishment and Funding of the Litigation Trust. Upon the determination of the Plan Proponents, but in no event later than the Effective Date, the Litigation Trust may be formed. The Litigation Trust, if formed, shall be a statutory trust that shall be deemed a resident of the state in which it is formed as of the Effective Date. On the Effective Date, the Litigation Trust shall be funded in an amount equal to the Initial Trust Funding Amount. As of the Effective Date, the Litigation Trust Assets, which include the Causes of Action, will automatically vest in the Litigation Trust. The Litigation Trust shall obtain the benefit of any tolling provisions or extensions available to the Estate or Debtor in Possession prior to the Confirmation Date or Effective Date, including those set forth in sections 108, 546, 549 and 550 of the Bankruptcy Code.

      Section 6.04. The Litigation Trust Board. The Litigation Trust, if formed, will be governed by the Litigation Trust Board and the Litigation Trust Assets will be managed by the Litigation Trustee(s), subject to the provisions of the Plan, the Confirmation Order and the Litigation Trust Agreement. The Litigation Trust Board initially will be no less than a three (3) member board composed of members who will be identified in the Plan Supplement. The Litigation Trust Agreement shall govern compensation of Litigation Trust Board members and changes in the composition of the Litigation Trust Board after the Effective Date and other matters related to the role, responsibilities and governance of the Litigation Trust Board.

      Section 6.05. The Litigation Trustee(s) and Preservation of Causes of Action. (a) The Litigation Trustee(s) will be the exclusive trustee(s) of the Litigation Trust Assets for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C.
Section 6012(b)(3), as well as the representative of the Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Litigation Trustee(s) shall have fiduciary duties to beneficiaries of the Litigation Trust in the same manner that members of an official committee of creditors appointed pursuant to section 1102 of the Bankruptcy Code have fiduciary duties to the creditor constituents represented by such a committee. The Litigation Trustee(s) shall be identified in the Plan Supplement. The Litigation Trustee(s) shall be compensated from the Litigation Trust Assets, and the Litigation Trust Agreement shall specify the terms and conditions of such compensation, as well as provide the manner in which the Litigation Trustee(s) may be removed.

            (b) In accordance with section 1123(b)(3) of the Bankruptcy Code, the Litigation Trustee(s) will retain and may (but are not required to) enforce all Causes of Action except to the extent, and only to the extent, that any such Causes of Action are explicitly released pursuant to Section 7.07 of this Plan. Pursuant to the terms hereof, the Litigation Trustee(s), in their sole and absolute discretion, will determine whether to bring, settle, release, compromise or enforce the Causes of Action (or decline to do any of the foregoing) and will not be required to seek further approval of the Bankruptcy Court for such action.

      Section 6.06. Responsibilities of the Litigation Trustee(s). The responsibilities of the Litigation Trustee(s) shall be specified in the Litigation Trust Agreement and shall include: (i) receipt, management, supervision, and protection of the Litigation Trust Assets on behalf of and for the benefit of the beneficiaries of the Litigation Trust; (ii) investigation, analysis, filing, initiation, prosecution, and if necessary and appropriate, compromise of the Causes of Action; (iii) calculation and implementation of all distributions to be made to the Trust Beneficiaries; (iv) filing of all required tax returns and paying of taxes and all other obligations of the Litigation Trust; (v) employing, retaining, compensating and terminating professionals, consultants, agents, and employees to assist the Litigation Trustee(s) with respect to the Litigation Trustee(s)' responsibilities including the filing and prosecution of Causes of Action; (vi) consulting with and obtaining the required prior approval of the Litigation Trust Board as set forth in the Litigation Trust Agreement;
(vii) negotiation, receipt, or acceptance of the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom, from the holders thereof, to the extent that such an assignment and/or transfer to the Litigation Trust is deemed to be in the best interests of the beneficiaries to the Litigation Trust; (viii) determination of the amount of consideration to be provided for the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom; and (ix) such other responsibilities as may be vested in the Litigation Trustee(s) pursuant to the Plan, the Litigation Trust Agreement, orders of the Bankruptcy Court, or as may be necessary and proper to carry out the provisions of the Plan.

      Section 6.07. Powers of the Litigation Trustee(s). The powers of the Litigation Trustee(s) shall be specified in the Litigation Trust Agreement and shall include the power to, without Court approval: (i) invest funds; (ii) make distributions; (iii) pay taxes and other obligations owed by the Litigation Trust or incurred by the Litigation Trustee(s); (iv) engage and compensate, from the Litigation Trust Assets, professionals, consultants, agents, and employees to assist the Litigation Trustee(s) with respect to the Litigation Trustee(s)' responsibilities, including the filing and prosecution of Causes of Action, subject to approval by the Litigation Trust Board in accordance with the procedures and terms of the Litigation Trust Agreement; (v) file, initiate, analyze, investigate, compromise and settle Causes of Actions; (vi) commence and/or pursue any and all actions involving Litigation Trust Assets that could arise or be asserted at any time, unless otherwise waived or relinquished in this Plan; (vii) negotiate, receive, or accept the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom, from the holders thereof, to the extent that such an assignment and/or transfer to the Litigation Trust is deemed to be in the best interests of the beneficiaries to the Litigation Trust; (viii) determine the amount of consideration to be provided for the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom; and (ix) utilize Litigation Trust Assets to purchase appropriate insurance to insure the acts and omissions of the Litigation Trustee(s) and the Litigation Trust Board. The Litigation Trustee(s) shall exercise such powers in accordance with the provisions of this Plan and the Litigation Trust Agreement, which shall provide that the Litigation Trustee(s) must consult with the Litigation Trust Board concerning any matter involving an amount equal to or exceeding $250,000 and obtain the prior approval of the Litigation Trust Board on other specific matters described in the Litigation Trust Agreement. The Litigation Trustee(s) are not empowered without further authorization by New TAC (as may be further limited by the terms of the New Indentures and the New Loan Agreement) to incur indebtedness payable by New TAC in excess of the Initial Trust Funding Amount.

      Section 6.08. Compensation of the Litigation Trustee(s). In addition to reimbursement for the actual reasonable and necessary expenses incurred, the Litigation Trustee(s), and any professionals, employees, agents, or consultants engaged or retained by the Litigation Trustee(s), shall be entitled to reasonable compensation from the Litigation Trust Assets for services rendered in connection with performance of the duties of the Litigation Trustee(s) as set forth above. With respect to any agents, consultants, employees engaged and professionals retained by the Litigation Trust and the Litigation Trustee(s), such compensation shall be in an amount and on such terms as may be agreed to by the Litigation Trustee(s) and such professionals, agents, consultants, or employees with the written consent of the Litigation Trust Board and in accordance with the Litigation Trust Agreement. Compensation of the Litigation Trustee(s) shall be as set forth in the Litigation Trust Agreement contained in the Plan Supplement.

      Section 6.09. Termination. The duties, responsibilities and powers of the Litigation Trustee(s) shall terminate after all Causes of Action transferred and assigned to the Litigation Trust or involving the Litigation Trustee(s) on behalf of the Litigation Trust are fully resolved and the Litigation Trust Assets have been distributed in accordance with this Plan and the Litigation Trust Agreement and all matters relative to administration of the Trust have been concluded, except for the filing of all final tax returns. The Litigation Trust shall terminate no later than five (5) years from the Effective Date. However, if warranted by the facts and circumstances provided for in the Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Litigation Trust, the term of Litigation Trust may be extended for a finite period based on the particular circumstances at issue; provided, however, that such termination shall occur no later than the tenth anniversary following the Effective Date. Each such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term with notice thereof to all of the beneficiaries of the Litigation Trust.

      Section 6.10. New Senior Subordinated Notes and Senior Litigation Trust Certificates. On the Initial Distribution Date, New TAC will issue the New Senior Subordinated Notes in accordance with the Plan without further act or action under applicable law, regulation, rule or order. On the Initial Distribution Date, the Litigation Trust will issue to each holder of a New Senior Subordinated Note Senior Litigation Trust Certificates in the aggregate Face Amount equal to the Face Amount of the New Senior Subordinated Notes issued to such holder. Following the full indefeasible payment of the New Term Loan Facility and the New Revolver Facility, on each Quarterly Distribution Date each holder of a New Senior Subordinated Note will receive its Applicable Share of the Debt Payments made by New TAC in respect of the New Senior Subordinated Notes on such Quarterly Distribution Date, if any, until the earlier to occur of the final maturity date of the New Senior Subordinated Notes or such time that such holder of the New Senior Subordinated Notes has received Debt Payments in respect of its New Senior Subordinated Notes and Trust Payments in respect of its Senior Trust Certificates totaling the aggregate Face Amount of the New Senior Subordinated Notes distributed to it under the Plan. Trust Payments will be paid by the Litigation Trustee(s) in accordance with the Litigation Trust Agreement. Each Trust Payment with respect to a Senior Trust Certificate will be deemed to also be a Debt Payment and will reduce the outstanding principal amount of the New Senior Subordinated Note to which it corresponds by the amount of such Trust Payment. The New Senior Subordinated Notes and the corresponding Senior Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

      Section 6.11. New Junior Subordinated Notes and Junior Litigation Trust Certificates. On the Initial Distribution Date, New TAC will issue the New Junior Subordinated Notes in accordance with the Plan without further act or action under applicable law, regulation, rule or order. On the Initial Distribution Date, the Litigation Trust will issue the Junior Litigation Trust Certificates in the Face Amount equal to the Face Amount of the New Junior Subordinated Notes issued to such holders. Provided that the holders of the New Senior Subordinated Notes have received Debt Payments (including any Trust Payments deemed to be Debt Payments) in the aggregate Face Amount of the New Senior Subordinated Notes, on each Quarterly Distribution Date each holder of a New Junior Subordinated Note will receive its Applicable Share of the Debt Payments made by New TAC in respect of the New Junior Subordinated Notes on such Quarterly Distribution Date, if any, until the earlier of the final maturity date of such New Junior Subordinated Notes or such time that such holder of the New Junior Subordinated Note has received Debt Payments in respect of its New Junior Subordinated Notes and Trust Payments in respect of its Junior Litigation Trust Certificates totaling the aggregate Face Amount of the New Junior Subordinated Notes distributed to it under the Plan. Trust Payments will be paid by the Litigation Trustee(s) in accordance with the Litigation Trust Agreement. Each Trust Payment in respect of Junior Litigation Trust Certificates will be deemed to also be a Debt Payment and will reduce the outstanding principal amount of the New Junior Subordinated Notes attached thereto by the amount of such Trust Payment. The New Junior Subordinated Notes and the corresponding Junior Litigation Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

      Section 6.12. New TAC Interests and Residual Trust Certificates. On the Initial Distribution Date, New TAC will issue the New TAC Interests and the Litigation Trust will issue the Residual Trust Certificates in accordance with the Plan without further act or action under applicable law, regulation, rule or order. At such time that all obligations under the New TAC Debt Securities have been paid in full, holders of the New TAC Interests and the Residual Trust Certificates will be entitled to receive (i) distributions on account of the New TAC Interests, to the extent that there is Available Cash and is otherwise required under this Plan, and (ii) Trust Payments in respect of the Residual Trust Certificates. The New TAC Interests and the Residual Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

      Section 6.13. Applicability of Securities Laws and Reporting Requirements. Under section 1145 of the Bankruptcy Code, the issuance of New TAC Securities and the Trust Certificates under the Plan shall be exempt from registration of the Securities Act of 1933, as amended, and equivalent provisions in state securities law. New TAC will take such actions as required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, and if necessary (upon receiving the advice of counsel) the Investment Company Act of 1940, as amended, including taking any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission. The New TAC Securities will not be listed on any securities exchange or any quotation system.

      Section 6.14. Rights Offering/Exit Facility. Each holder of an Allowed Trust Preferreds Claim that is an Accredited Investor and is not an Insider of the Debtor will be offered the opportunity to participate as a lender in the New Revolver Facility and New Term Loan Facility, which shall serve as an exit facility, to be made available upon the Effective Date to New TAC and the Litigation Trust pursuant to the New Loan Agreement. MBIA may elect to be an assignee or participant in the New Revolver Facility.

      Section 6.15. Disputed Claims Reserve Account.

            (a) Establishment of Disputed Claims Reserve Account. On the Initial Distribution Date, New TAC and the Litigation Trustee(s), as the case may be, shall deposit into the Disputed Claims Reserve Account sufficient Cash, New TAC Securities and Trust Certificates to distribute to each holder of a Disputed Claim the distribution to which it would be entitled under this Plan if its Disputed Claim was an Allowed Claim.

            (b) Estimation of Claims. From and after the Effective Date, the Plan Proponents or New TAC may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which New TAC may be liable under the Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Proponents or New TAC may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

            (c) Resolution of Disputed Claims. No distribution or payment shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No Distribution or payment shall be made to any holder of an Allowed Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code unless and to the extent that such avoidance action has been waived, released, enjoined, discharged or otherwise limited by the Plan or other order of the Bankruptcy Court. For purposes of the Plan, such distribution or payment on account of such Allowed Claim shall be held in the Disputed Claims Reserve Account as if it were a Disputed Claim, unless otherwise ordered by the Bankruptcy Court. After the Effective Date, New TAC shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Disputed Claims. New TAC shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made as soon as practicable, but in no event later than (i) one hundred-twenty (120) days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. After the Effective Date, New TAC may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

            (d) Distributions when a Disputed Claim Becomes an Allowed Claim, Upon Occurrence of a LoC Claim Date, or when a Disputed Claim is Subsequently Disallowed. On the first Quarterly Distribution Date after a Disputed Claim becomes an Allowed Claim, New TAC shall make Pro Rata distributions, in accordance with the provisions of this Plan (calculated as of such Quarterly Distribution Date), of Cash, New TAC Securities, Trust Certificates, Debt Payments or Trust Payments, as the case may be, in respect of such Disputed Claim that has become an Allowed Claim or for a LoC Outstanding for which a LoC Claim Date has occurred during the preceding calendar quarter. Any distributions held in the Disputed Claims Reserve Account for the benefit of a holder of a Disputed Claim which is subsequently Disallowed, in whole or part, shall be included in Free Cash Flow and distributed, on the next Quarterly Distribution Date, in accordance with the distribution of Free Cash Flow on such Quarterly Distribution Date.

            (e) Late Claims. Except as otherwise expressly provided in this Plan, any Claim not deemed Filed pursuant to section 1111(a) of the Bankruptcy Code or timely Filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any applicable order of the Bankruptcy Court, shall not be treated as an Allowed Claim.

      Section 6.16. Miscellaneous Distribution Provisions.

            (a) Method of Cash Distributions. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on, or by wire transfer from, a domestic bank selected by New TAC; provided, however, that cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, solely at the option of New TAC in such funds and by such means as are reasonably necessary or customary in a particular foreign jurisdiction.

            (b) Distributions on Non-Business Days. Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

            (c) Accrual of Post-petition and Post-confirmation Interest. Unless otherwise provided for in the Plan or by an order of the Bankruptcy Court, no holder of a Prepetition Claim shall be entitled to the accrual of interest, during the pendency of the Chapter 11 Case or post-confirmation, on account of such Claim.

            (d) No Distribution Pending Allowance. Notwithstanding any other provision of this Plan, no Cash or other property shall be distributed under this Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim. No distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. Notwithstanding this section, a distribution to such potential defendant shall not constitute a waiver of any rights of the Debtor, New TAC or the Litigation Trustee(s), as the case may be. For purposes of the Plan, such distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Account as if it were a Disputed Claim.

            (e) No Distribution of Fractional New TAC Securities and Trust Certificates. Notwithstanding any other provisions of the Plan, only whole shares of New TAC Securities and Trust Certificates shall be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of New TAC Securities and Trust Certificates that is not a whole number, any fractional New TAC Securities and Trust Certificates that otherwise would have been distributed shall be rounded to the nearest whole number. Notwithstanding the foregoing, if a Person holds more than one Claim, the fractional New TAC Securities and Trust Certificates that such Person otherwise would be entitled to on account of each such Claim held by such Person shall be aggregated and, after taking into account such aggregation, such Person shall receive on account thereof (in addition to any whole number of New TAC Securities, and Trust Certificates or other Distribution such Person is entitled to under this Plan prior to such aggregation) any resulting whole number of shares of New TAC Securities and Trust Certificates with any remaining fractional New TAC Securities and Trust Certificates.

            (f) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive, in respect of such Claim, any distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed amount of such Claim.

      Section 6.17. De Minimis Distributions. Notwithstanding anything to the contrary in the Plan, if the amount of Cash to be distributed to the holder of an Allowed Claim in Classes 3, 4, 7, 9 or 10, as a Debt Payment, Trust Payment or a distribution on account of a New TAC Security or Trust Certificate, as the case may be, is less than $50.00, New TAC or the Litigation Trustee(s) as the case may be, may hold the Cash distributions to be made to such holder until the aggregate amount of Cash to be distributed to such holder is in an amount equal to or greater than $50.00 if New TAC or the Litigation Trustee(s) determine that the cost to distribute such Cash is unreasonable in light of the amount of Cash to be distributed. Notwithstanding the preceding sentence, if the amount of Cash distribution to such holder never aggregates to more than $50.00, then on the final Distribution Date, New TAC and the Litigation Trustee(s) may distribute such Cash to the holder entitled thereto.

      Section 6.18. Setoffs. Except as otherwise provided or limited in the Plan, the Debtor in consultation with the Plan Proponents or New TAC, as the case may be, is authorized, pursuant to section 553 of the Bankruptcy Code, to set off against any Allowed Claim and the distributions to be made on account of such Allowed Claim, the claims, rights and causes of action of any nature that the Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall by itself constitute a waiver or release by the Debtor of any such claims, rights and causes of action that the Debtor may possess against such holder. The amount of Trust Certificates and Trust Payments to be distributed to the holder of an Allowed Claim shall be reduced by the same amount that the New TAC Debt Security is reduced pursuant to the right of setoff hereunder.

      Section 6.19. Unclaimed Property.

            (a) Escrow of Unclaimed Property. Unclaimed Property (and all Debt Payments, Trust Payments, distributions and other amounts paid thereon) shall be delivered promptly to New TAC. New TAC shall deposit such Unclaimed Property in an account (for the benefit of the holders of Allowed Claims entitled thereto under the terms of this Plan). For a period of one year following the Effective Date, Unclaimed Property, including any interest, Debt Payments, Trust Payments, distributions on New TAC Interests, and other amounts paid thereon, shall be:
(i) held in such account solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such account and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. New TAC shall pay, or cause to be paid, out of the funds held in such account, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such account. New TAC shall also file, or cause to be filed any tax or information return related to such accounts. All Cash held in such accounts shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant orders of the Bankruptcy Court for investments made by the Debtor during the Chapter 11 Case. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of New TAC.

            (b) Distribution of Unclaimed Property. At the end of one year following the relevant Distribution Date, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto (collectively, such holders are referred to herein as the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder shall then be distributed to New TAC and thereafter distributed in accordance with the Plan; provided however, that any Trust Certificates constituting Unclaimed Property shall be distributed to the Litigation Trustee(s) and thereafter distributed in accordance with the Plan. Unclaimed Property in the form of Cash shall be distributed by New TAC on the next Quarterly Distribution Date to those parties entitled to the Free Cash Flow on such Quarterly Distribution Date. Securities that are Unclaimed Property shall be cancelled.

      Section 6.20. Exemption from Transfer Taxes. To the fullest extent allowable by section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax or similar tax.

      Section 6.21. Cancellation of Old Common Stock. As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, TAC or New TAC, each share of Old Common Stock issued and outstanding or held in treasury shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock shall not be required to surrender such stock to the Debtor.

      Section 6.22. Cancellation of Senior Notes and Agreements, Old Securities and Other Instruments. As of the Effective Date, and in consideration of the Trust Certificates, Trust Interests and New TAC Securities received under this Plan, except as otherwise provided for in the Plan, each Old Security and any other note, bond, Indenture (other than the Trust Preferreds Indentures), or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, including any guaranty claims of the LoC Bank Group against the Debtor, will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person including, but not limited to, governmental agencies. Notwithstanding the fact that the Trust Preferreds Indentures are not cancelled hereunder, for avoidance of doubt, the indebtedness under the Trust Preferreds Indentures, the Trust Preferreds, will be deemed cancelled because such indebtedness is treated under the Plan. The holders of such cancelled Old Securities and the LoC Bank Group will have no claims against the Debtor for payment of such except for the rights provided pursuant to the Plan.

      On the Effective Date, the Old Securities will be surrendered to their respective Indenture Trustee in accordance with the terms of the relevant Indenture. The Initial Distribution under this Plan in respect of Allowed Claims under the Old Securities shall be made to the appropriate Indenture Trustee for the benefit of such holders. Following the Initial Distribution under this Plan, the Indenture Trustees shall be discharged of all further duties under each Indenture Trustee's relevant Indenture. All distributions subsequent to the Initial Distribution shall be made (in each case in accordance with the Plan) pursuant to the Litigation Trust Agreement and (i) the New Indentures with respect to the New TAC Debt Securities or (ii) the New TAC Certificate of Formation and Limited Liability Company Agreement with respect to the New TAC Interests.

      Any Old Security which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim based thereon delivers to the applicable Indenture Trustee, agent, servicer or New TAC (a) evidence satisfactory to the Indenture Trustee, agent, servicer or New TAC of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the Indenture Trustee, agent, servicer or New TAC to hold each of them harmless with respect thereto.

      With the exception of the Trust Preferreds Indentures which shall remain in full effect, each Indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an Indenture Trustee, an agent or a servicer, shall continue in effect solely for the purposes of allowing such Indenture Trustee, agent or servicer to make the distributions to be made on account of such Claims under this Plan. Notwithstanding the terms of the foregoing sentence and any other term of this Plan providing for the continued efficacy of the Trust Preferreds Indentures, HSBC shall be permanently released and discharged from all duties, obligations and responsibilities under the Trust Preferreds Indentures immediately following the Initial Distribution.

      The Indenture Trustees shall retain all charging liens on distributions under the Plan until receipt of payment in Cash of the Indenture Trustee's fees and expenses, including the fees and disbursements of counsel as determined pursuant to Section 4.04 of the Plan.

      Section 6.23. Instructions to New TAC. Prior to any distribution on account of any Old Securities, an Indenture Trustee shall (a) inform New TAC as to the amount of properly surrendered Old Securities, and (b) instruct New TAC in a form and manner that New TAC reasonably determines to be acceptable, of the names of the holders of Old Securities who are to receive Distributions in exchange for properly surrendered Old Securities; alternatively, to the extent such Old Securities are held in electronic format, a report from the applicable clearinghouse.

      Section 6.24. Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any distribution, New TAC may, in lieu of making such distribution to such Person, make such distribution into an account to be held in trust for the benefit of such holder and shall not constitute property of the Debtor, its Estate, New TAC or the Litigation Trust. Such distribution shall be held in escrow until the disposition thereof shall be determined by order of the Bankruptcy Court or other court of competent jurisdiction or by written agreement among the interested parties to such dispute.

      Section 6.25. Withholding Taxes. In connection with the Plan, to the extent applicable, New TAC shall comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all distributions shall be subject to such withholding and reporting requirements.

      Section 6.26. Obligations Incurred After the Effective Date. Payment obligations incurred after the Effective Date, including, without limitation, the fees and expenses of Professionals, shall not be subject to application or Proof of Claim and may be paid by New TAC in the ordinary course of business and without further Bankruptcy Court approval.

      Section 6.27. Distribution Record Date for Distributions to Holders of Old Securities. On the Distribution Record Date, the transfer ledgers of the Indenture Trustees shall be closed, and there shall be no further changes in the record holders of the Old Securities. The Debtor, New TAC and the Indenture Trustees, agents and servicers for such Old Securities shall have no obligation to recognize any transfer of such Old Securities occurring after such Distribution Record Date. The Debtor, New TAC and the Indenture Trustees, agents and servicers for such Old Securities shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on such Distribution Record Date.

      Section 6.28. Restructuring Transactions Generally. On or before the Effective Date, the Debtor may, but is not obligated to, enter into such Restructuring Transactions and may, but is not obligated to, take such actions as may be necessary or appropriate to effect a corporate restructuring of its business or simplify its overall corporate structure. The Restructuring Transactions that are potentially contemplated to occur on or before the Effective Date will be described more fully in the Plan Supplement; provided, however, that the Plan Proponents reserve the right to direct the Debtor to undertake transactions in lieu of, or in addition to, such Restructuring Transactions as may be necessary or appropriate under the circumstances. Such transactions may include one or more mergers, sales, consolidations, restructurings, acquisitions, dispositions, liquidations or dissolutions, as may be determined by the Plan Proponents in consultation with the Committee to be necessary or appropriate. The actions to effect these Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, sale consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, incorporation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such Restructuring Transactions. Notwithstanding anything to the contrary herein, Restructuring Transactions shall be limited to such transactions reasonably necessary and appropriate to effect the provisions of the Plan and to maximize the benefit to be realized from TAC's consolidated tax group's net operating losses.

      Section 6.29. Obligations of Any Successor Entity in a Restructuring Transaction. The Restructuring Transactions may include one or more mergers, sales, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Plan Proponents in consultation with the Creditors' Committee (and subject to Section 6.28 hereof) to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of the Debtor vesting in one or more surviving, resulting or acquiring limited liability companies or corporations. In each case in which the surviving, resulting or acquiring limited liability company in any such transaction is a successor to the Debtor, such surviving, resulting or acquiring limited liability company will perform the obligations of the Debtor and/or New TAC pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor.

      Section 6.30. New Operational Subsidiary. On or before the Effective Date, TARCO shall create a new subsidiary, TASCO, that will employ all of the current employees of TAC who are currently providing services to InsCorp and TARCO, among others, and maintain responsibility for the operations of InsCorp and TARCO and others to the extent agreed upon by New TAC. TAC will also enter into an administrative services agreement with TASCO, whereby TASCO will provide TAC with services related to the administration of TAC's Chapter 11 estate.

      Section 6.31. Regulatory Filings. The Debtor and New TAC shall continue to be responsible for preparing, and shall cause their respective subsidiaries and affiliates, if necessary and as appropriate, to prepare the appropriate regulatory filings in the ordinary course with their respective governing regulatory bodies with respect to insurance matters.

      Section 6.32. Form A Filings. Prior to any change of control, Form A Filings shall be filed with and approved by the appropriate governing regulatory bodies.

      Section 6.33. Post-Confirmation Action.

            (a) Post-Confirmation, Pre-Effective Date. Subsequent to the Confirmation Date, but prior to the Effective Date, the Debtor shall continue to operate its business in the ordinary course in accordance with the Bankruptcy Code and any applicable Bankruptcy Court orders affecting the same, including any order, which may be the Confirmation Order, entered by the Bankruptcy Court at the request of the Plan Proponents establishing operating guidelines for the Debtor, which guidelines shall be included in the Plan Supplement and are subject to regulatory approval.

            (b) Post-Effective Date. In accordance with section 1142(b) of the Bankruptcy Code and section 303 of the Delaware General Corporation Laws, on the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or members of one or more of the Debtor, New TAC, the Plan Proponents, or any other Person under the Plan, including, without limitation, the authorization to issue or cause to be issued the New TAC Securities, the effectiveness of New TAC Certificate of Formation and the New TAC Limited Liability Company Agreement, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of New TAC pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation or similar laws of the State of Delaware, without further order of the Bankruptcy Court and without any requirement of further action by the stockholders, directors or members of TAC or New TAC. On the Effective Date or as soon thereafter as is practicable, New TAC shall, if required, file its New TAC Certificate of Formation with the Secretary of State of the State of Delaware, in accordance with the applicable law of such state.

      Section 6.34. Election of Treatment in Class 8. Each holder of a Claim in Class 7 may elect, in the Ballot by which it votes to accept or reject the Plan, to reduce the amount of its Claim to $500.00 or less and thereby be deemed a holder of a Claim in Class 8 for purposes of voting and payment under the Plan. Any such election shall be effective only upon the receipt thereof by the Plan Proponents prior to the Confirmation Date. Once the election is made, and received by the Plan Proponents, such election shall be irrevocable but shall not preclude the Plan Proponents or any other party from objecting to such Claim as reduced.

      Section 6.35. Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      Section 6.36. Establishment of New TAC Bank Group Escrow. On the Effective Date, New TAC and the LoC Bank Group shall enter into the New TAC Bank Group Escrow Agreement, in, or substantially in, the form of that contained in the Plan Supplement, pursuant to which the New TAC Bank Escrow will be established to hold in trust the distributions to holders of Allowed Class 3 Claims under the Plan until the Final LoC Claim Date and otherwise implement the terms of the Letter of Intent.

                                  ARTICLE VII.

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

      Section 7.01. Plan Embodies Settlement. As described in the Disclosure Statement and embodied in the Letter of Intent, this Plan constitutes a good faith compromise and settlement of certain claims and interests between and among the LoC Bank Group, the Plan Proponents, the Creditors' Committee and other parties in interest in accordance with section 1123(b) of the Bankruptcy Code.

      Section 7.02. Jurisdiction of Bankruptcy Court. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtor and its Estate. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article XI of this Plan.

      Section 7.03. Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, the Debtor and their respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

      Section 7.04. Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of:
(1) the Final Claims Resolution Date or (2) the Effective Date.

      Section 7.05. Discharge.

            (a) Scope. Except as otherwise provided in the Plan or Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in the Debtor, its assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtor shall be effective as to each Claim or Interest, regardless of whether a Proof of Claim or Interest therefore was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtor or New TAC formerly obligated with respect to such Claim or Interest, or against the Debtor's or New TAC's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

            (b) INJUNCTION. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HOLD A CLAIM THAT IS DISCHARGED PURSUANT TO SECTION 7.05(A) OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS OR TERMINATED INTERESTS OR RIGHTS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS RESERVE ACCOUNT, THE NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS RESERVE ACCOUNT, THE NEW TAC BANK GROUP ESCROW OR ANY RELEASED PARTY OR ANY OF THEIR RESPECTIVE ASSETS; (3) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS RESERVE ACCOUNT, THE NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; (4) ASSERTING A RIGHT OF OFFSET OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATION DUE TO THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS ACCOUNT, THE NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; AND (5) COMMENCING OR CONTINUING ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PLAN; PROVIDED, HOWEVER, NOTHING HEREIN

SHALL AFFECT THE RIGHTS OF THE LOC BANK GROUP TO COMMENCE ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF, OR IN RESPECT OF ANY, CLAIM, DEBT, RIGHT OR CAUSE OF ACTION THAT THE LOC BANK GROUP MAY HAVE IN CONNECTION WITH THE CREDIT DOCUMENTS OR OTHERWISE AGAINST ANY PARTY OTHER THAN THE DEBTOR OR NEW TAC.

            (c) Release of Collateral. Unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under this Plan: (i) each holder of (A) a Secured Claim against the Debtor; and/or (B) a Claim that is purportedly secured against the Debtor, shall on or immediately before the Effective Date: (x) turn over and release to New TAC any and all property that secures or purportedly secures such Claim; and
(y) execute such documents and instruments as the Debtor or New TAC requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to New TAC, free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtor or New TAC such release of Liens. Any such holder that fails to execute and deliver such release of Liens within 180 days of the Effective Date shall be deemed to have no further Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed. Nothing herein shall affect the status of the collateral provided, or to be provided, to the LoC Bank Group under the Credit Documents by any other party other than collateral provided with respect to the Debtor or Trenwick (Barbados).

      Section 7.06. CAUSE OF ACTION INJUNCTION. ON AND AFTER THE EFFECTIVE DATE, FOR CAUSE SHOWN, (A) ALL PERSONS OTHER THAN NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF, OR RESPECTING ANY, CLAIM, DEBT, RIGHT OR CAUSE OF ACTION THAT NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST, AS THE CASE MAY BE, RETAIN(S) SOLE AND EXCLUSIVE AUTHORITY TO PURSUE AND
(B) ALL PERSONS OTHER THAN NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF OR RESPECTING ANY SUCH CAUSES OF ACTION.

      Section 7.07. RELEASE OF CERTAIN SPECIFIED CLAIMS RELATING TO PARTIES INTEGRAL TO REORGANIZATION.

            (a) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE LOC BANK RELEASED PARTIES FROM ALL SPECIFIED LOC BANK RELEASED CLAIMS, AND

SHALL BE DEEMED TO ALSO RELEASE THE JP MORGAN RELEASED PARTIES FROM ALL SPECIFIED ADDITIONAL JPMORGAN RELEASED CLAIMS.

            (b) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE COMMITTEE RELEASED PARTIES FROM ALL SPECIFIED COMMITTEE RELEASED CLAIMS.

            (c) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE SENIOR NOTEHOLDERS RELEASED PARTIES FROM ALL SPECIFIED SENIOR NOTEHOLDERS RELEASED CLAIMS.

            (d) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE TRUST PREFERREDS RELEASED PARTIES FROM ALL SPECIFIED TRUST PREFERREDS RELEASED CLAIMS.

            (e) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE MAGICSUNNY RELEASED PARTIES FROM THE SPECIFIED MAGICSUNNY RELEASED CLAIMS.

            (f) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE HSBC RELEASED PARTIES FROM ALL SPECIFIED HSBC RELEASED CLAIMS.

            (g) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR VOTING TO ACCEPT THE PLAN, SHALL BE DEEMED TO RELEASE THE WILMINGTON RELEASED PARTIES FROM ALL SPECIFIED WILMINGTON RELEASED CLAIMS.

PROVIDED THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, (I) IN NO EVENT SHALL ANY OF THE RELEASES PROVIDED HEREIN EXTEND TO ANY OF THE PERSONS EXCLUDED FROM RELEASES, (II) ANY RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO ANY CAPACITY OTHER THAN THAT DESCRIBED HEREIN, (III) ANY RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO MATTERS OR CLAIMS OTHER THAN THOSE DESCRIBED HEREIN, (IV) ANY AND ALL RELEASES PROVIDED HEREIN SHALL BE SUBJECT TO THE LIMITATIONS SET FORTH HEREIN, AND (V) ANY AND ALL RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO FUTURE ACTS, OMISSIONS OR EVENTS THAT POST-DATE THE EFFECTIVE DATE; PROVIDED FURTHER THAT THE DEBTOR, NEW TAC, THE

LITIGATION TRUST, AND THE LITIGATION TRUSTEE(S) SHALL NOT RELINQUISH OR WAIVE THE RIGHT TO ASSERT ANY OF THE CLAIMS OR RIGHTS RELEASED AS A LEGAL OR EQUITABLE DEFENSE OR RIGHT, OFFSET OR RECOUPMENT AGAINST CLAIMS OF THE LOC BANK GROUP IN EXCESS OF THE SETTLEMENT AMOUNT PROVIDED FOR HEREIN, AND/OR AGAINST CLAIMS OF ONE OR MORE OF THE RELEASED PARTIES ASSERTED AGAINST THE DEBTOR, NEW TAC, THE LITIGATION TRUST, OR LITIGATION TRUSTEE(S); PROVIDED FURTHER THAT THE DEBTOR, NEW TAC, THE LITIGATION TRUST, AND THE LITIGATION TRUSTEE(S) SHALL NOT RELINQUISH OR WAIVE THEIR RIGHTS OF SUBROGATION.

      Section 7.08. Subrogation of New TAC to Certain Rights of The LoC Bank Group. At such time, and to the extent that, the LoC Bank Group has received payment in full on account of the LoC Bank Group's Maximum TAC Claim, payment in full of the New Junior Subordinated Notes, and after all obligations under the Credit Documents shall have been satisfied in full, New TAC, shall be subrogated to the LoC Bank Group and shall be entitled to receive all amounts owed by any Person to the LoC Bank Group on account of the LoCs Outstanding other than amounts due to the LoC Bank Group in connection with the LoC Bank Group UK Equity Interest which amounts are due to the LoC Bank Group and not to any other Person, regardless of whether the LoC Bank Group has received payment in full on account of the LoC Bank Group's Maximum TAC Claim or payment in full of the New TAC Subordinated Notes. The LoC Bank Group shall cooperate to the extent reasonably necessary to ensure that all payments on account of the LoCs Outstanding and the Credit Documents are directed to payment in full of the New TAC Debt Securities, and after all obligations thereunder have been satisfied in full, to New TAC.

      Section 7.09. Exculpation, Release and Injunction of Released Parties.

            (a) EXCULPATION. THE PLAN PROPONENTS, THE DEBTOR, NEW TAC AND THE RELEASED PARTIES SHALL HAVE NO LIABILITY WHATSOEVER TO ANY HOLDER OR PURPORTED HOLDER OF AN ADMINISTRATIVE CLAIM, CLAIM, OR INTEREST FOR ANY ACT OR OMISSION IN CONNECTION WITH, OR ARISING OUT OF, THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THE CHAPTER 11 CASE, THE PLAN, THE DISCLOSURE STATEMENT, AND THE OTHER AGREEMENTS OR DOCUMENTS CREATED OR ENTERED INTO, OR ANY OTHER ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE LETTER OF INTENT, THE PURSUIT OF APPROVAL OF THE DISCLOSURE STATEMENT OR THE SOLICITATION OF VOTES FOR CONFIRMATION OF THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A FINAL ORDER, AND, IN ALL RESPECTS, SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN. THIS EXCULPATION SHALL BE IN ADDITION TO, AND NOT IN LIMITATION OF, ALL OTHER RELEASES, INDEMNITIES, EXCULPATIONS AND ANY OTHER APPLICABLE LAW OR RULES PROTECTING SUCH RELEASED PARTIES FROM LIABILITY.

            (b) INJUNCTION. PURSUANT TO SECTION 105 OF THE BANKRUPTCY CODE, NO HOLDER OR PURPORTED HOLDER OF AN ADMINISTRATIVE CLAIM, CLAIM OR INTEREST SHALL BE PERMITTED TO COMMENCE OR CONTINUE ANY ACTION, EMPLOYMENT OF PROCESS, OR ANY ACT TO COLLECT, OFFSET, OR RECOVER ANY CLAIM THAT HAS BEEN RELEASED OR WAIVED PURSUANT TO SECTION 7.05 ABOVE AGAINST A RELEASED PARTY THAT ACCRUED ON OR PRIOR TO THE EFFECTIVE DATE.

            (c) Limitation of Government Releases. Notwithstanding Section 7.07 of the Plan, the Plan shall not release, discharge, or exculpate any non-Debtor party from any debt owed to the U.S. Government and/or its agencies (the "Government"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Section 7.09(b) of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-Debtor party.

            (d) Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                                  ARTICLE VIII.

                               EXECUTORY CONTRACTS

      Section 8.01. Executory Contracts and Unexpired Leases. As of the Effective Date, all executory contracts and unexpired leases of the Debtor shall be deemed rejected by the Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtor before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases" to be Filed by the Plan Proponents as part of the Plan Supplement; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of this Plan; and (d) any agreement, obligation, security interest, transaction or similar undertaking that the Plan Proponents believe is not executory or is not a lease, and which is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

      Section 8.02. Cure. At the election of the Plan Proponents, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding:
(i) the amount of any cure payments; (ii) the ability of the Debtor to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the

Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

      Section 8.03. Rejection Damages Bar Date. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor, New TAC, the Litigation Trust or the property of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Plan Proponents, and the Claims Agent, on or before the earlier of: (i) the later of the applicable Bar Date or within thirty (30) days after the date of service of notice of entry of an order of the Bankruptcy Court authorizing such rejection, including the Confirmation Order,
(ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Bankruptcy Court, or (iii) such other period set by the Bankruptcy Court.

      Section 8.04. Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by TAC shall be performed by New TAC. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.

                                   ARTICLE IX.

                         CONDITIONS TO CONFIRMATION AND
                          OCCURRENCE OF EFFECTIVE DATE

      Section 9.01. Conditions to Confirmation and Occurrence of Effective Date.

            (a) Conditions to Confirmation. This Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 9.02 below, any one or more of the following conditions may be waived at any time by the Plan Proponents with the agreement of MBIA and the LoC Bank Group.

                  (1) The Disclosure Statement Order shall have been entered and be a Final Order; and

                  (2) The Confirmation Order shall have been entered.

            (b) Conditions to Occurrence of Effective Date. The Effective Date for this Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided in Section 9.02 below, any one or more of the following conditions may be waived at any time by the Plan Proponents.

                  (1) The Confirmation Order shall have become a Final Order;

                  (2) All authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained;

                  (3) All settlements embodied in the Plan shall have been approved;

                  (4) All documents included in the Plan Supplement (in a form satisfactory to the Plan Proponents) shall have been executed and approved;

                  (5) The Restructuring Transactions, if determined necessary by the Plan Proponents, shall have been consummated;

                  (6) The Litigation Trustee(s) shall have been appointed and the Litigation Trust shall have been established and funded;

                  (7) The New Indentures shall have been qualified under the Trust Indenture Act; and

                  (8) The Prepetition Claim of Trenwick (Barbados) shall have been disallowed or settled under terms satisfactory to the Plan Proponents in their sole discretion;

                  (9) Allowed Convenience Claims shall not exceed $20,000 and the aggregate Cash payments to holders of Allowed CI Notes Claims pursuant to
Section 5.06(a) of the Plan shall not exceed $100,000;

                  (10) The New Revolver Facility and New Term Loan Facility shall have been subscribed and funded pursuant to the Rights Offering (which contains its own conditions to commitment);

                  (11) A Runoff Manager acceptable to the Plan Proponents and the Senior Noteholders shall have been retained;

                  (12) Form A filings under the Insurance Company Holding Acts of the State of New York and the State of Connecticut, or other appropriate regulatory body, shall have been filed and approved; and

                  (13) No order of any court of competent jurisdiction shall have been entered and shall remain in effect restraining the Debtor or the Plan Proponents from consummating the Plan.

      Section 9.02. Waiver of Conditions to Occurrence of Effective Date. Each of the conditions to the occurrence of the Effective Date is for the benefit of the Estate. Other than the requirement that the Confirmation Order must be entered and that all authorizations, consents and regulatory approvals required have been obtained, the requirement that a particular condition be satisfied may be waived in whole or part by the Plan Proponents with the agreement of MBIA and the LoC Bank Group.

                                   ARTICLE X.

                         CONFIRMABILITY AND SEVERABILITY
                             OF A PLAN AND CRAM-DOWN

      Section 10.01. Confirmability and Severability of a Plan. The Plan Proponents, in consultation with the Creditors' Committee, reserve the right to alter, amend, modify, revoke or withdraw the Plan. The Plan Proponents reserve the right to make non-substantive changes to the Plan, which changes may be necessary. If the Plan Proponents revoke or withdraw this Plan, nothing contained herein shall be deemed to constitute a waiver or release of the Claims by Plan Proponents or by or against the Debtor, or to prejudice in any manner the rights of the Plan Proponents or any other persons in any further proceedings involving the Debtor. Each provision of this Plan shall be considered separable, and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Plan shall be given effect without relation to the invalid provision.

      Section 10.02. Cram-down. The Plan Proponents reserve the right to request the Bankruptcy Court to confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code if one or more impaired Classes votes to reject the Plan (provided the other requirements of section 1129 of the Bankruptcy Code are satisfied).

                                   ARTICLE XI.

                            ADMINISTRATIVE PROVISIONS

      Section 11.01. Retention of Jurisdiction. Notwithstanding confirmation of this Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

            (a) Determination of the estimation or allowability of Claims upon motion or objection with respect to such Claims by the Debtor in consultation with the Plan Proponents, the Plan Proponents, or New TAC, as the case may be, including the determination of any applicable setoff with respect to such Claims, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

            (b) Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

            (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of the Debtor;

            (d) Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

            (e) Resolution of controversies and disputes regarding the interpretation of this Plan;

            (f) Implementation of the provisions of this Plan and entry of Orders in aid of confirmation and consummation of this Plan, including, without limitation, appropriate Orders protecting the Debtor, New TAC, the Estate and the Released Parties from actions by creditors and/or shareholders of the Debtor or any of them, ensuring distributions to holders of Allowed Claims and resolving disputes and controversies regarding property of the Estate;

            (g) Modification of (i) the Plan pursuant to section 1127 of the Bankruptcy Code and (ii) any agreement executed in connection therewith;

            (h) Matters relating to the Litigation Trust;

            (i) Issuance of orders, if appropriate, as requested by the Debtor, the Plan Proponents or New TAC under, and subject to, the provisions of Bankruptcy Rule 2004;

            (j) Adjudication, litigation, trial or administration of any Causes of Action or any matters relating thereto; in this regard, the Bankruptcy Court's jurisdiction over the subject matter of, or over any Persons that are parties to, any adjudication, litigation, trial or administration of any Causes of Action shall be co-extensive with its jurisdiction over such matters and Persons prior to Plan confirmation;

            (k) Adjudication, litigation, trial or administration of any claims, causes of action, adjudications, cases, lawsuits, litigation, trials and civil proceedings that arise under title 11 of the United States Code or that arise in or relate to cases under title 11 of the United States Code; in this regard, the Bankruptcy Court's jurisdiction over the subject matter of, or over any Persons that are parties to, any such claims, causes of action, adjudications, cases, lawsuits, litigation, trials and civil proceedings shall be co-extensive with its jurisdiction over such matters and Persons prior to Plan confirmation; and

            (l) Entry of a Final Order closing the Chapter 11 Case.

      Section 11.02. Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply, except for the adjudication, litigation, trial of any Causes of Action or any matters relating thereto, and except for Reinstated Secured Claims governed by another jurisdiction's law, the rights and obligations arising under this Plan shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law.

      Section 11.03. Dissolution of the Creditors' Committee. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case, and the retention and employment of the Professionals retained by the Committee shall terminate except as otherwise expressly authorized pursuant to this Plan.

      Section 11.04. Administrative Bar Date.

            (a) General Provisions. Except as provided below in Section 11.04(b) for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 4.01 for liabilities incurred by the Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 45 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtor, New TAC or their respective properties.

            (b) Professionals. All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 90 days after the Effective Date. All compensation and reimbursement of expenses Allowed by the Bankruptcy Court shall be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtor (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall provide the Plan Proponents with a statement, by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Effective Date. The Debtor at the direction of the Plan Proponents or New TAC, as appropriate, shall establish a reserve in an amount sufficient to satisfy the unpaid fees and expenses of such Professionals.

            (c) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by the Debtor in the ordinary course of business shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the Debtor or New TAC pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Bankruptcy Court.

      Section 11.05. Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid in accordance with this Plan.

      Section 11.06. Effectuating Documents and Further Transactions. New TAC and the Litigation Trustee(s), as appropriate, shall be authorized pursuant to section 1142 of the Bankruptcy Code to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

      Section 11.07. Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person, but as for any releases provided hereunder, only in their capacity as such.

      Section 11.08. Early Assignment of Causes of Action. To the extent that the Plan Proponents file a notice with the Court notifying the Court that any delay in the Effective Date of the Plan is potentially jeopardizing the value of any of the Causes of Action, as a result for example of potential statute of limitations issues, the Court may thereafter upon application by the Debtor or the Plan Proponents, on ten (10) days notice, or such shorter notice as necessary and after a hearing on the matter to preserve the Causes of Action, enter any orders necessary to assign and transfer the Causes of Action and/or otherwise provide standing to the Plan Proponents, as appropriate, prior to the Effective Date, with the Plan Proponents having all rights and powers with respect to the Causes of Action that would otherwise be given to the Litigation Trustee(s) upon the Effective Date. Upon such orders, the Plan Proponents shall obtain the benefit of bankruptcy tolling provisions or extensions, including those set forth in sections 108, 546, 549 and 550 of the Bankruptcy Code. If the Causes of Action are assigned and/or standing is otherwise provided to the Plan Proponents in accordance with this provision, such Causes of Action will automatically vest in the Litigation Trustee(s) upon the Effective Date in accord with the above provisions.

      Section 11.09. Close of Case. For purposes of section 546(a), 549(d) and 550(f) of the Bankruptcy Code, the Chapter 11 Case shall be deemed closed on the date that the Bankruptcy Court enters a Final Order closing the Chapter 11 Case.

      Section 11.10. Confirmation Order and Plan Control. To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among the Debtor and any third party, this Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order (and any other orders of the Bankruptcy Court) controls this Plan.

      Section 11.11. Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

      Section 11.12. Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) overnight delivery service, freight prepaid, and addressed as follows:

            For the Plan Proponents

            Weil, Gotshal & Manges LLP
            200 Crescent Court, Suite 300
            Dallas, TX  75201
            (214) 746-7700
            Attn: Martin A. Sosland, Esq.
                  Stephen A. Youngman, Esq.

            and

            Bayard Firm
            222 Delaware Avenue, Suite 900
            P.O. Box 25130
            Wilmington, DE 19899
            (302) 655-5000
            Attn: Neil B. Glassman, Esq.

            For the Debtor

            Trenwick America Corporation
            One Canterbury Green
            Stamford, CT 06901
            (203) 353-5505
            Attn: Mr. Timothy R. Graham, Esq.

            with copies to:

            Dewey Ballantine LLP
            Attorneys for the Debtors
            1301 Avenue of the Americas
            New York, New York 10019-6092
            (212) 259-8000
            Attn: Benjamin Hoch, Esq.
                  Carey D. Schreiber, Esq.

            Ashby & Geddes
            Attorneys for the Debtors
            222 Delaware Avenue, 17th Floor
            P.O. Box 1150
            Wilmington, Delaware 19899
            (302) 654-1888
            Attn: Christopher S. Sontchi, Esq.
                  Don A. Beskrone, Esq.

            For the Official Creditors' Committee of Unsecured Creditors

            Young Conaway Stargatt & Taylor, LLP
            The Brandywine Building
            1000 West Street, 17th Floor
            P.O. Box 391
            Wilmington, Delaware 19899-0391
            (302) 571-6600
            Attn: Brendan L. Shannon, Esq.

      Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT WILL NOT BE CONSIDERED BY THE COURT.

      At the Confirmation Hearing, the Court must determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied and, upon demonstration of such compliance, the Court will enter the Confirmation Order.

Dated: October 26, 2004

                                         Respectfully submitted,

                                         J. C. WATERFALL

                                         By: /s/ J. C. Waterfall
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: Authorized Agent

                                         PHOENIX PARTNERS, L.P.

                                         By: /s/ Joann McNiff
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: Authorized Agent

                                         PHOENIX PARTNERS, II, L.P.

                                         By: /s/ Joann McNiff
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: Authorized Agent

                                         PHAETON INTERNATIONAL (BVI) LTD.

                                         By: /s/ Joann McNiff
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: Authorized Agent

                                         TEJAS SECURITIES GROUP, INC. 401(k)
                                         PLAN AND TRUST FBO JOHN J. GORMAN

                                         By: /s/ John J. Gorman
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: Authorized Agent